                                                                 EXHIBIT 4.4



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                               HS RESOURCES, INC.


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                                Debt Securities



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                                   INDENTURE



                       Dated as of ____________ __, 199_


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                                    Trustee


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
                                                                                                           Contents, p. i

                               TABLE OF CONTENTS
                                                                                                                     Page
                                                                                                                     ----
ARTICLE 1        DEFINITIONS AND INCORPORATION BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 SECTION 1.01. Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 SECTION 1.02. Incorporation by Reference of Trust Indenture Act  . . . . . . . . . . . . . . . . . .  13
                 SECTION 1.03. Rules of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE 2        THE SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 SECTION 2.01. Form and Dating  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 SECTION 2.02. Amount Unlimited; Issuable in Series . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 SECTION 2.03. Execution of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 SECTION 2.04. Authentication and Delivery of Securities  . . . . . . . . . . . . . . . . . . . . . .  20
                 SECTION 2.05. Denomination of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 SECTION 2.06. Registrar and Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 SECTION 2.07. Registration of Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . . . .  22
                 SECTION 2.08. Temporary Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 SECTION 2.09. Mutilated, Destroyed, Lost or Stolen Securities  . . . . . . . . . . . . . . . . . . .  25
                 SECTION 2.10. Cancellation of Surrendered Securities . . . . . . . . . . . . . . . . . . . . . . . .  26
                 SECTION 2.11. Provisions of the Indenture and Securities for the Sole
                                        Benefit of the Parties and the Holders  . . . . . . . . . . . . . . . . . . .  26
                 SECTION 2.12. Paying Agent to Hold Money in Trust  . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 SECTION 2.13. Payment of Interest; Interest Rights Preserved . . . . . . . . . . . . . . . . . . . .  27
                 SECTION 2.14. Securities Denominated in Foreign Currencies . . . . . . . . . . . . . . . . . . . . .  28
                 SECTION 2.15. Wire Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 SECTION 2.16. Securities Issuable in the Form of a Global Security . . . . . . . . . . . . . . . . .  29
                 SECTION 2.17. Defaulted Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 SECTION 2.18. Judgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 SECTION 2.19. CUSIP Numbers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 SECTION 2.20. Form of Trustee's Certificate of Authentication  . . . . . . . . . . . . . . . . . . .  34

ARTICLE 3        REDEMPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 SECTION 3.01. Applicability of Article . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 SECTION 3.02. Tax Redemption; Special Tax Redemption . . . . . . . . . . . . . . . . . . . . . . . .  34
                 SECTION 3.03. Notices to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 SECTION 3.04. Selection of Securities To Be Redeemed . . . . . . . . . . . . . . . . . . . . . . . .  37
                 SECTION 3.05. Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 SECTION 3.06. Effect of Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
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
                                                                                                          Contents, p. ii
                 SECTION 3.07. Deposit of Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 SECTION 3.08. Securities Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 SECTION 3.09. Mandatory and Optional Sinking Funds . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 SECTION 3.10. Redemption of Securities for Sinking Fund  . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE 4        COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 SECTION 4.01. Payment of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 SECTION 4.02. Payment of Additional Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 SECTION 4.03. Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 SECTION 4.04. Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 SECTION 4.05. Money for the Security Payments to be Held in Trust  . . . . . . . . . . . . . . . . .  45
                 SECTION 4.06. Payment of Taxes and Other Claims  . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 SECTION 4.07. Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 SECTION 4.08. Compliance Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 SECTION 4.09. Further Instruments and Acts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 SECTION 4.10. Prohibition on Company Becoming Investment Company . . . . . . . . . . . . . . . . . .  47

ARTICLE 5        SUCCESSOR COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 SECTION 5.01. Merger, Consolidation and Sale of Substantially All Assets . . . . . . . . . . . . . .  47

ARTICLE 6        DEFAULTS AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 SECTION 6.01. Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 SECTION 6.02. Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 SECTION 6.03. Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 SECTION 6.04. Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 SECTION 6.05. Control by Majority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 SECTION 6.06. Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 SECTION 6.07. Rights of Holders to Receive Payment . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 SECTION 6.08. Collection Suit by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 SECTION 6.09. Trustee May File Proofs of Claim . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 SECTION 6.10. Priorities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 SECTION 6.11. Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

ARTICLE 7        TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 SECTION 7.01. Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 SECTION 7.02. Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 SECTION 7.03. Individual Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                 SECTION 7.04. Trustee's Disclaimer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
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
                 SECTION 7.05. Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                 SECTION 7.06. Reports by Trustee to Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                 SECTION 7.07. Compensation and Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                 SECTION 7.08. Separate Trustee; Replacement of Trustee . . . . . . . . . . . . . . . . . . . . . . .  58
                 SECTION 7.09. Successor Trustee by Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                 SECTION 7.10. Eligibility; Disqualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                 SECTION 7.11. Preferential Collection of Claims Against Company  . . . . . . . . . . . . . . . . . .  60

ARTICLE 8        SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE  . . . . . . . . . . . . . . . . . . . . . . . .  60
                 SECTION 8.01. Applicability of Article . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                 SECTION 8.02. Discharge of Liability on Securities . . . . . . . . . . . . . . . . . . . . . . . . .  60
                 SECTION 8.03. Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                 SECTION 8.04. Conditions to Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                 SECTION 8.05. Application of Trust Money . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                 SECTION 8.06. Repayment to Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                 SECTION 8.07. Indemnity for Government Obligations . . . . . . . . . . . . . . . . . . . . . . . . .  63
                 SECTION 8.08. Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

ARTICLE 9        SUPPLEMENTAL INDENTURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                 SECTION 9.01. Without Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                 SECTION 9.02. With Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
                 SECTION 9.03. Compliance with Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . .  67
                 SECTION 9.04. Revocation and Effect of Consents and Waivers  . . . . . . . . . . . . . . . . . . . .  67
                 SECTION 9.05. Notation on or Exchange of Securities  . . . . . . . . . . . . . . . . . . . . . . . .  68
                 SECTION 9.06. Trustee To Sign Supplemental Indenture . . . . . . . . . . . . . . . . . . . . . . . .  68

ARTICLE 10       SUBORDINATION OF THE SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
                 SECTION 10.01. Applicability of Article; Agreement to Subordinate  . . . . . . . . . . . . . . . . .  68
                 SECTION 10.02. Liquidation; Dissolution; Bankruptcy  . . . . . . . . . . . . . . . . . . . . . . . .  69
                 SECTION 10.03. Default on Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
                 SECTION 10.04. Security Payments Permitted if No Default . . . . . . . . . . . . . . . . . . . . . .  72
                 SECTION 10.05. When Security Payment Must Be Paid Over . . . . . . . . . . . . . . . . . . . . . . .  72
                 SECTION 10.06. Notices by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                 SECTION 10.07. Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                 SECTION 10.08. Relative Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 SECTION 10.09. Subordination May Not Be Impaired by the Company  . . . . . . . . . . . . . . . . . .  73
                 SECTION 10.10. Distribution of Notice to Representative  . . . . . . . . . . . . . . . . . . . . . .  73
                 SECTION 10.11. Rights of Trustee and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 SECTION 10.12. Consent of Holders of Specified Senior Indebtedness . . . . . . . . . . . . . . . . .  74
                 SECTION 10.13. Contractual Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
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                                                                                                          Contents, p. iv
ARTICLE 11       CONVERSION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
                 SECTION 11.01. Applicability; Conversion Privilege and Conversion Price  . . . . . . . . . . . . . .  74
                 SECTION 11.02. Exercise of Conversion Privilege  . . . . . . . . . . . . . . . . . . . . . . . . . .  75
                 SECTION 11.03. Fractions of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
                 SECTION 11.04. Adjustment of Conversion Price  . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
                 SECTION 11.05. Notice of Adjustment of Conversion Price  . . . . . . . . . . . . . . . . . . . . . .  79
                 SECTION 11.06. Notice of Certain Corporation Action  . . . . . . . . . . . . . . . . . . . . . . . .  79
                 SECTION 11.07. Company to Reserve Common Shares  . . . . . . . . . . . . . . . . . . . . . . . . . .  80
                 SECTION 11.08. Taxes on Conversion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
                 SECTION 11.09. Covenant as to Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
                 SECTION 11.10. Company to Receive Converted Securities . . . . . . . . . . . . . . . . . . . . . . .  80
                 SECTION 11.11. Provisions in Case of Consolidation, Merger or
                                        Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
                 SECTION 11.12. Responsibility of Trustee and Conversion Agent  . . . . . . . . . . . . . . . . . . .  81

ARTICLE 12       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
                 SECTION 12.01. Compliance Certificates and Opinions  . . . . . . . . . . . . . . . . . . . . . . . .  82
                 SECTION 12.02. Form of Documents Delivered to Trustee  . . . . . . . . . . . . . . . . . . . . . . .  82
                 SECTION 12.03. Acts of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
                 SECTION 12.04. Trust Indenture Act Controls  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
                 SECTION 12.05. Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
                 SECTION 12.06. Communication by Holders with Other Holders . . . . . . . . . . . . . . . . . . . . .  86
                 SECTION 12.07. Rules by Trustee, Paying Agent and Registrar  . . . . . . . . . . . . . . . . . . . .  86
                 SECTION 12.08. Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
                 SECTION 12.09. Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
                 SECTION 12.10. No Recourse Against Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
                 SECTION 12.11. Submission to Jurisdiction; Appointment of Agent
                                        for Service of Process; Waiver of Immunities  . . . . . . . . . . . . . . . .  87
                 SECTION 12.12. Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
                 SECTION 12.13. Multiple Originals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
                 SECTION 12.14. Table of Contents; Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
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
                                                                                                    Cross-Reference, p. v
                                                  CROSS-REFERENCE TABLE
TIA                                                                                                             Indenture
Section                                                                                                          Section
-------                                                                                                         ---------
310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.10
         (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.10
         (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
         (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.08; 7.10
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.11
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.11
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.05
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13.03
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13.03
313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.06
         (b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
         (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.06
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13.02
         (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.06
314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.10; 13.02
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
         (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13.04
         (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13.04
         (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
         (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
         (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13.05
         (f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.10
315(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.01
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.05; 13.02
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.01
         (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.01
         (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.11
316(a)(last sentence) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13.06
         (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.05
         (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.04
         (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.07
317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.08
         (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.09
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.04
318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13.01
N.A. Means Not Applicable.

--------------------------------------------------------------------------------
Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

         INDENTURE dated as of ____________ __, 199_, among HS RESOURCES, INC., a Delaware corporation (the "Company"), and ________________________, a __________ corporation, as trustee (the "Trustee").

                                    RECITALS

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness (herein called the "Securities") to be issued by the Company, unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter provided.

         All things necessary to make this Indenture a valid agreement of the Company in accordance with its terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of a series thereof, as follows:

                                   ARTICLE 1

                  Definitions and Incorporation by Reference

          SECTION 1.01.  Definitions.

         "Affiliate" of any specified Person means any other Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person or (ii) which beneficially owns or holds directly or indirectly 10% or more of any class of the Voting Stock of such specified Person or of any Subsidiary of such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Authorized Newspaper" means a newspaper in an official language of the country of publication customarily published at least once a day, and customarily published for at least five days in each calendar week, and of general circulation in such city or cities specified pursuant to Section 2.02 with respect to the Securities of any series. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any business day in such city.

         "Bank Credit Facility" means collectively, one or more senior credit facilities or commercial paper facilities with banks or other institutional lenders (including, without limitation, the credit facility pursuant to the Amended and Restated Credit Agreement, dated June 14, 1996, as amended, among the Company, The Chase Manhattan Bank, as Agent, and certain banks), together with any security and related documents, as all such credit facilities and documents may be amended, supplemented, extended, increased, refinanced or replaced from time to time.

         "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

         "Bearer Holder" means, with respect to any Bearer Security or Coupon, the bearer thereof.

         "Bearer Security" means any Security (with or without Coupons), title to which passes by delivery only, but does not include any Coupons.

         "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions are authorized or obligated by law or executive order to close in New York, New York and, with respect to any payment of cash or delivery of securities, the place of such payment or delivery.

         "Capitalized Lease Obligation" of any Person means the obligation of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

         "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Securities convertible into an equity interest), warrants or options to subscribe for or to acquire an equity interest in such Person; provided, however, that "Capital Stock" shall not include Redeemable Stock.

         "Change of Control" shall be deemed to occur if (i) any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of 40% or more of the total voting power of all classes of the Voting Stock of the Company and/or warrants or options to acquire such Voting Stock, calculated on a fully diluted basis, (ii) the sale, lease, conveyance or transfer of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole (other than to any Wholly Owned Subsidiary) shall have occurred, (iii) the stockholders of the Company shall have approved any plan of liquidation or dissolution of the Company, (iv) the Company consolidates with or merges into another Person or any Person consolidates with or merges into the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Stock of the Company is reclassified into or exchanged for Voting Stock of the surviving corporation that is Capital Stock and (B) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction or (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument, such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at ________________, ______________.

         "Coupon" means any interest coupon appertaining to any Bearer
Security.

         "Coupon Security" means any Bearer Security authenticated and delivered with one or more Coupons appertaining thereto.

         "Currency" means Dollars or Foreign Currency.

         "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         "Default" means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

         "Depositary" means, unless otherwise specified by the Company pursuant to either Section 2.02 or 2.16 with respect to Registered Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulations.

         "Dollar" or "$" means such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

         "Dollar Equivalent" means, with respect to any monetary amount in a Foreign Currency, at any time for the determination thereof, the amount of Dollars obtained by converting such Foreign Currency involved in such computation into Dollars at the spot rate for the purchase of Dollars with the applicable Foreign Currency as quoted by [Bankers Trust Company] (unless another comparable financial institution is designated by the Company) in New York, New York at approximately 11:00 a.m. (New York time) on the date two business days prior to such determination.

         "Event of Default" has the meaning specified in Section 6.01.

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

         "Exchange Rate Contract" means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or any combination thereof, designed and entered into in order to provide protection against fluctuations in currency exchange rates, and entered into in the ordinary course of business of such Person.

         "European Currency Units" has the meaning assigned to it from time to time by the Council of the European Communities.

         "Foreign Currency" means a currency issued by the government of any country other than the United States or a composite currency the value of which is determined by reference to the values of the currencies of any group of countries.

         "GAAP" means United States generally accepted accounting principles as in effect on the date of this Indenture, unless stated otherwise.

         "Global Security" means with respect to any series of Securities issued hereunder, a Security which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture and any Indentures supplemental hereto, or resolution of the Board of Directors and set forth in an Officers' Certificate, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all the Outstanding Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due and interest rate or method of determining interest.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any Lien on the assets of such Person securing obligations of the primary obligor and any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase or payment of) any security for the payment of such Indebtedness, (ii) to purchase Property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that a Guarantee by any Person shall not include endorsements by such Person for collection or deposit in the ordinary course of business.

         "Holder" means the Person in whose name a Security is registered on the Registrar's books.

         "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness. For purposes of this definition, any non-interest bearing or other discount Indebtedness shall be deemed to have been Incurred only on the date of the original issuance thereof.

         "Indebtedness" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any Obligation of such Person for borrowed money, (ii) any Obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including, without limitation, any such Obligations incurred in connection with the acquisition of Property, assets or businesses, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) any Obligation of such Person issued or assumed as the deferred purchase price of Property or services, (v) any Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, (vii) any payment obligation of such Person under Permitted Hedging Agreements at the time of determination, (viii) any obligation to pay rent or other payment amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) any obligation of the type referred to in clauses (i) through (viii) of this paragraph of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise; provided that Indebtedness shall not include Production Payments and Reserve Sales. For purposes of this definition, the maximum fixed repurchase price of any Redeemable Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, however, that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional Obligations as described above and the maximum liability at such date in respect of any contingent Obligations described above.

         "Interest Payment Date" means, when used with respect to any Security, the Stated Maturity of an installment of interest on such Security.

         "Interest Rate Protection Agreement" means, with respect to any Person, any interest rate swap agreement, forward rate agreement, interest rate cap or other rate hedge arrangement to or under which such Person is a party or a beneficiary.

         "Issue Date" means the date upon which Securities of any series first are issued and authenticated under this Indenture.

         "Lien" means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "9-1/4% Notes" means the 9-1/4% Senior Subordinated Notes due 2006 of the Company in the original aggregate principal amount of $150,000,000.

         "9-7/8% Notes" means the 9-7/8% Senior Subordinated Notes due 2003 of the Company in the original aggregate principal amount of $75,000,000.

         "Obligation" means any principal, interest, premium, penalty, fee and any other liability payable under the documentation governing any Indebtedness.

         "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two Officers meeting the requirements set forth in Section 12.01 and delivered to the Trustee.

         "Oil and Gas Business" means the business of exploiting, exploring for, developing, acquiring, producing, processing, gathering, marketing, storing, transporting, selling, hedging or swapping hydrocarbons or trading positions with respect thereto and/or with respect to transportation rates or basis differentials and other related energy businesses.

         "Oil and Gas Purchase, Sale and/or Swap Contract" means, with respect to any Person, any oil and gas purchase, sale and/or swap agreements and other agreements or arrangements, or any combination thereof, financially tied to oil and gas prices, transportation or basis fluctuations or differentials that are customary in the Oil and Gas Business.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

         "Order" or "Company Order" means a written order signed in the name of the Company by an Officer and delivered to the Trustee.

         "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02.

         "Outstanding", when used with respect to any series of Securities, means, as of the date of determination, all Securities of that series theretofore authenticated and delivered under this Indenture, except:

                          (i) Securities of that series theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                          (ii) Securities of that series for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any paying agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own paying agent) for the Holders of such Securities; provided, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                          (iii) Securities of that series which have been paid or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or an Affiliate of the Company or of such other obligor. In determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02. In determining whether the Holders of the requisite principal amount of the Outstanding Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Security denominated in one or more foreign currencies or currency units that shall be deemed to be Outstanding for such purposes shall be the Dollar Equivalent, determined in the manner provided as contemplated by Section 2.02 on the date of original issuance of such Security, of the principal amount (or, in the case of any Original Issue Discount Security, the Dollar Equivalent on the date of original issuance of such Security of the amount determined as provided in the preceding sentence above) of such Security.

         "Paying Agent" has the meaning specified in Section 2.06.

         "Permitted Designee" means (i) a spouse or a child of a Permitted Holder, (ii) trusts whose sole beneficiaries are Permitted Holders or spouses or children of Permitted Holders, (iii) in the event of the death or incompetence of a Permitted Holder, his estate, heirs, executor, administrator, committee or other personal representative or (iv) any Person so long as a Permitted Holder owns at least 51% of the voting power of all classes of the Voting Stock of such Person.

         "Permitted Hedging Agreements" means Interest Rate Protection Agreements, Exchange Rate Contracts and Oil and Gas Purchase, Sale and/or Swap Contracts.

         "Permitted Holders" means Nicholas J. Sutton, P. Michael Highum and their Permitted Designees.

         "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof or other entity.

         "Place of Payment" means, when used with respect to the Securities of any series, the place or places where the principal of, and premium, if any, and interest on, the Securities of that series are payable as specified pursuant to Section 2.02.

         "Principal Agent" means the administrative agent(s) (or the institution(s) performing similar functions) under the Bank Credit Facility.

         "Production Payments and Reserve Sales" means the grant or transfer to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership interest or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business.

         "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed or tangible or intangible, including, without limitation, Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

         "Redeemable Stock" of any Person means any equity security of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including on the happening of an event), is or could become required to be redeemed for cash or other Property or is or could become redeemable for cash or other Property at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Securities of a particular series; or is or could become exchangeable at the option of the holder thereof for Indebtedness at any time in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Securities of a particular series; provided, however, that "Redeemable Stock" shall not include any security by virtue of the fact that it may be exchanged or converted at the option of the holder for Capital Stock of the Company having no preferences as to dividends or liquidation over any other Capital Stock of the Company.

         "Registered Holder" means the Person in whose name a Registered Security is registered in the Security Register (as defined in Section 2.07(a)).

         "Registered Security" means any Security registered as to principal and interest in the Security Register (as defined in Section 2.07(a)).

         "Registrar" has the meaning specified in Section 2.06.

         "Regular Record Date" for the interest payable on any Interest Payment Date series, means the date specified for that purpose as contemplated by
Section 2.02.

         "Representative" means any trustee, agent or representative (if any) for the holders of any Indebtedness that constitutes Senior Indebtedness.

         "Responsible Officer" means, when used with respect to the Trustee, any officer assigned to the Corporate Trust Office, including any vice president, assistant vice president, assistant secretary or any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement (excluding, however, any such arrangement between such Person and a Wholly Owned Subsidiary of such Person or between one or more Wholly Owned Subsidiaries of such Person) pursuant to which Property is sold or transferred by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries.

         "Security" has the meaning stated in the first paragraph of this Indenture and more particularly means any Security of any series authenticated and delivered under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Indebtedness" means the Obligations of the Company with respect to (i) Indebtedness of the Company under the Bank Credit Facility and any renewal, refunding, refinancing, replacement or extension thereof and (ii) any other Indebtedness of the Company (other than the Securities), whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, and any renewal, refunding, refinancing, replacement or extension thereof, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or that such indebtedness is pari passu with or junior to the Securities; [If Subordinated Indebtedness, insert -- provided, however, that any series of Securities designated as Senior Subordinated Indebtedness shall constitute Senior Indebtedness to any series of Securities designated as Subordinated Indebtedness]. Notwithstanding the foregoing, Senior Indebtedness shall not include (i) Indebtedness of the Company to a Subsidiary of the Company, (ii) amounts owed for goods, materials or services purchased in the ordinary course of business, (iii) Indebtedness incurred in violation of this Indenture, (iv) amounts payable or any other Indebtedness to employees of the Company or any Subsidiary of the Company, (v) any liability for Federal, state, local or other taxes owed or owing by the Company, (vi) any Indebtedness of the Company that, when incurred and without regard to any election under
Section 1111(b) of the United States Bankruptcy Code, was without recourse to the Company,[If Senior Subordinated Indebtedness, insert -- (vii) Indebtedness evidenced by the 9-7/8% Notes, (viii) Indebtedness evidenced by the 9-1/4% Notes and (ix) Indebtedness evidenced by the Securities.]

         [If applicable, insert -- "Senior Subordinated Indebtedness" means the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with other Senior Subordinated Indebtedness of the Company and is not subordinated by its terms to any Indebtedness of the Company which is not Senior Indebtedness.]

         "Significant Subsidiary" means, at any date of determination, any Subsidiary of a Person that, together with its Subsidiaries, (A) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of such Person and its Subsidiaries or (B) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of such Person and its Subsidiaries.

         "Specified Senior Indebtedness" means Indebtedness of the Company under the Bank Credit Facility.

         "Stated Maturity" when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of principal or interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

         "Subordinated Indebtedness" means Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with other Subordinated Indebtedness of the Company and is not subordinated by its terms to any Indebtedness of the Company which is not Senior Indebtedness or Senior Subordinated Indebtedness.

         "Subsidiary" of a Person means (i) another Person which is a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned or controlled by (A) the first Person, (B) the first Person and one or more of its Subsidiaries or (C) one or more of the first Person's Subsidiaries or (ii) another Person which is not a corporation (A) at least 50% of the ownership interest of which and (B) the power to elect or direct the election of a majority of the directors or other governing body of which are controlled by Persons referred to in clause (i)(A), (i)(B) or (i)(C) above.

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provision of this Indenture, and thereafter "Trustee" shall mean such successor Trustee. If at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

         "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

         "United States Alien" means any Person who, for United States Federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more members of which is, for United States Federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

         "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian, with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

         "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Wholly Owned Subsidiary" means, at any time, a Subsidiary all of the Voting Stock of which (except directors' qualifying shares) is at the time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

         SECTION 1.02. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                 "indenture securities" means the Securities of any series.

                 "indenture security holder" means a Holder.

                 "indenture to be qualified" means this Indenture.

                 "indenture trustee" or "institutional trustee" means the Trustee.

                 "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                 All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

         SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

                 (1)      a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (3)      "or" is not exclusive;

                 (4)      "including" means including without limitation;

                 (5) words in the singular include the plural and words in the plural include the singular;

                 (6) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                 (7) provisions apply to successive events and transactions; and

                 (8) references to agreements and other instruments include subsequent amendments and waivers but only to the extent not prohibited by this Indenture.



                                   ARTICLE 2

                                The Securities

         SECTION 2.01. Form and Dating. The Securities and Coupons, if any, of each series shall be in substantially the form as shall be established, without the approval of any Holder, by or pursuant to Board Resolutions of the Board of Directors of the Company or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or the rules of any securities exchange or to conform to general usage or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to such Board Resolutions, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Order contemplated by Section 2.02 for the authentication and delivery of such Securities.

         The definitive Securities of each series and Coupons, if any, shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities and Coupons, as evidenced by their execution of such Securities and Coupons.

         Each Bearer Security and each Coupon shall bear a legend substantially to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States Federal income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

         SECTION 2.02. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

         The Securities may be issued from time to time in one or more series. All Securities of each series under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof with respect to such series without preference, priority or distinction on account of the actual time of the authentication and delivery or Stated Maturity of the Securities of such series. There shall be established in or pursuant to Board Resolutions of the Company and set forth, or determined in the manner provided, in an Officers' Certificate of the Company, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

                 (a) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

                 (b) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to the provisions of this Indenture);

                 (c) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest;

                 (d) the date or dates on which the principal of the Securities of the series is payable;

                 (e) the rate or rates (which may be fixed or variable) at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates are determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable on any Securities and the Regular Record Date for any interest payable on any Interest Payment Date, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;


                 (f) the place or places, if any, in addition to or instead of the Corporate Trust Officer of the Trustee (in the case of Registered Securities on the principal __________ office of the Trustee (in the case of Bearer Securities) where the principal of and any premium and interest on the Securities of the series shall be payable;


                 (g) whether Securities of the series are to be issued as Registered Securities or Bearer Securities or both, and, if Bearer Securities are to be issued, whether Coupons will be attached thereto, whether Bearer Securities of the series may be exchanged for Registered Securities of the series and the circumstances under which and the places at which any such exchanges, if permitted, may be made;


                 (h) if any Securities of the series are to be issued as Bearer Securities or as one or more Global Securities representing individual Bearer Securities of the series, (i) whether the provisions of Sections 3.02 and 4.02 or other provisions for payment of additional interest or tax redemptions shall apply and, if other provisions shall apply, such other provisions; (ii) whether interest in respect of any portion of a temporary Bearer Security of the series (delivered pursuant to Section 2.08) payable in respect of any interest payment date prior to the exchange of such temporary Bearer Security for definitive Bearer Securities of the series shall be paid to any clearing organization with respect to the portion of such temporary Bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date; and (iii) the terms upon which a temporary Bearer Security may be exchanged for one or more definitive Bearer Securities of the series;

                 (i) the period or periods within which, the price or prices at which, and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

                 (j) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund, purchase fund or analogous obligation or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                 (k) if other than denominations of U.S. $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

                 (l) the currency, currencies or currency unit or units in which the Securities of such series shall be denominated and in which payment of the principal of and any premium and interest on any Securities of such series shall be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the definition of Dollar Equivalent.


                 (m) if the amount of payments of principal of or any premium or interest on any Securities of the series may be determined by reference to an index, formula or other method, including, without limitation, such method based on (i) currency, currencies or currency units other than that in which the Securities of such series are payable, (ii) changes in the price of one or more other securities or groups or indices of securities, or (iii) changes in the prices of one or more commodities or groups or indexes of commodities or any combination of the foregoing, the manner in which such amounts shall be determined and any commodities, currencies, currency units or indices, value, rate or price relevant to such determination;


                 (n) if the principal of or any premium or interest on any Securities of the series are to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which the Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on Securities of such series as to which such election is made shall be payable, and the period or periods within which, and the terms and conditions upon which, such election is to be made and the amount so payable or the manner in which such amount shall be determined;


                 (o) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to
Section 6.02 or provable in bankruptcy pursuant to Section 6.09;


                 (p) if the principal amount payable at the Stated Maturity of any Securities of the series is not determinable upon original issuance thereof or as of any date prior to Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any other purpose hereunder, including the principal amount thereof which shall be due and payable upon any maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date (or, in any such case, the manner in which such principal amount shall be determined);


                 (q) if applicable, that the Securities of the series shall be subject to either or both of legal defeasance or covenant defeasance as provided in Article 8 and the addition of additional covenants that may be subject to covenant defeasance thereunder; provided that no series of

Securities that is convertible into or exchangeable for any other securities pursuant to Section 2.02(s) shall be subject to legal defeasance pursuant to
Section 8.03;

                 (r) if and as applicable, that the Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.16 and any circumstances other than those set forth in Section 2.07 in which any such Global Security may be transferred to, and registered and exchanged for Securities registered in the name of, a Person other than the Depositary for such Global Security or a nominee thereof and in which any such transfer may be registered;


                 (s) the terms and conditions, if any, pursuant to which the Securities are convertible into or exchangeable at the option of the Holders thereof or the Company, for or into new Securities of a different series, other Securities of the same series of the same aggregate principal amount of a different kind or different authorized denomination or denominations, or other securities or other property, including shares of Common Stock of the Company or any Subsidiaries of the Company or securities directly or indirectly convertible into or exchangeable for such shares including the extent to which the provisions of Article 11 are incorporated as part of the Securities of such series, and any additions or deletions therefrom;


                 (t) if applicable, any covenants in addition to those set forth in Article 4 to which the Company may be subject with respect to Securities of such series; or any other additions, deletions or changes to the provisions of Article 4 or any definitions relating to such Article that shall be applicable to the Securities of the series (including a provision making any Section of such Article inapplicable to the Securities of such series or conditioning any merger, conveyance, transfer or lease permitted by Article 5 upon the satisfaction of an Indebtedness coverage standard by the Company and the Surviving Entity (as defined in Article 5));


                 (u) any trustees, authenticating or paying agents, transfer agents or registrars;

                 (v) the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the TIA are applicable and any corresponding changes to provisions of this Indenture as currently in effect;


                 (w) the terms, if any, of any Guarantee of the payment of principal of, and premium, if any, and interest on, Securities of the series and any corresponding additions to the provisions of this Indenture to provide for such Guarantee;


                 (x) the subordination, if any, of the Securities of the series and/or any Guarantee thereof pursuant to Article 10 or otherwise and any changes or additions to Article 10;

                 (y) with regard to Securities of the series that do not bear interest, the dates for certain required reports to the Trustee;


                 (z) any Event of Default with respect to the Securities of such series, if not set forth herein, and any additions, deletions or other changes to the Events of Default set forth herein that shall be applicable to the Securities of such series (including a provision making any Event of Default set forth herein inapplicable to the Securities of that series) and any change in the right of the Trustee or the Holders to declare the principal of, and premium and interest on, such Securities due and payable;


                 (aa) provisions, if any, regarding the appointment by the Trustee of an authenticating agent in one or more places other than the location of the office of the Trustee with power to act on behalf of the Trustee and subject to its direction in the authentication and delivery of the Securities of any one or more series in connection with such transactions as shall be specified in the provisions of this Indenture or in or pursuant to the Board Resolution or other supplemental indenture creating such series;


                 (bb) the provisions for the payment of any additional amounts, to the extent not set forth herein;


                 (cc) whether the provisions of Section 4.03 shall apply in respect of such series; and


                 (dd) any other terms of the series, which shall not be inconsistent with the provisions of this Indenture.

         All Securities of any one series and the Coupons, if any, appertaining thereto, shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolutions of the Company referred to above and set forth, or determined in the manner provided, in the Officers' Certificate referred to above or in any such indenture supplemental hereto. All Securities of any one series and the Coupons, if any, appertaining thereto need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

         If any of the terms of the series are established by action taken pursuant to Board Resolutions of the Company, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificates setting forth the terms of the series.

         SECTION 2.03. Execution of Securities. The Securities and the Coupons, if any, shall be signed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer or a Vice

President and by its Secretary, an Assistant Secretary, a Treasurer or an Assistant Treasurer. Such signatures upon the Securities and Coupons may be the manual or facsimile signatures of the present or any future such authorized officers and may be imprinted or otherwise reproduced on the Securities and Coupons. The seal of the Company, if any, may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities and Coupons.

         Only such Securities and Coupons as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, signed manually by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security or Coupon executed by the Company shall be conclusive evidence that the Security or Coupon so authenticated has been duly authenticated and delivered hereunder.

         In case any officer of the Company who shall have signed any of the Securities or Coupons shall cease to be such officer before the Securities or Coupons so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Securities or Coupons nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Securities or Coupons had not ceased to be such officer of the Company; and any Security or Coupon may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Security or Coupon, shall be the proper officers of the Company, although at the date of such Security or Coupon or of the execution of this Indenture any such Person was not such officer.

         SECTION 2.04. Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities, with appropriate Coupons, if any, of any series executed by the Company to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Securities and Coupons to or upon an Order by the Company. In authenticating such Securities and Coupons, and accepting the additional responsibilities under this Indenture in relation to such Securities and Coupons, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon:

                 (1) a copy of any resolution or resolutions of the Board of Directors, certified by the Secretary or Assistant Secretary of the Company, authorizing the terms of issuance of any series of Securities and Coupons;

                 (2)      an executed supplemental Indenture, if any;

                 (3)      an Officers' Certificate; and

                 (4)      an Opinion of Counsel prepared in accordance with
         Section 12.01 which shall also state that the form of such Securities and Coupons has been established by or pursuant to a resolution of the Board of Directors or by a supplemental Indenture as permitted by Section 2.02 in conformity with the provisions of this Indenture.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities and Coupons, if any, of any series. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, paying agent or agent for service of notices and demands.

         Unless otherwise provided in the form of Security for any series, each Security shall be dated the date of its authentication.

         SECTION 2.5. Denomination of Securities. Unless otherwise provided in the form of Security for any series, the Securities of each series shall be issuable only as Registered Securities in such denominations as shall be specified or contemplated by Section 2.02. In the absence of any such specification with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

         SECTION 2.6. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). Unless and until otherwise determined by the Company by resolution of the Board of Directors, the register of the Company for the purpose of registration, exchange or registration of transfer of the Registered Securities shall be kept at the Corporate Trust Office of the Trustee and, for this purpose, the Trustee shall be designated "Registrar". The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents; provided, however, that so long as ____________________ shall be the Trustee, without the consent of the Trustee, there shall be no more than one Registrar or Paying Agent. The term "Paying Agent" includes any additional paying agent.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the names and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

         SECTION 2.7.   Registration of Transfer and Exchange.

                 (a) The Company shall keep or cause to be kept a register for each series of Registered Securities issued hereunder (hereinafter collectively referred to as the "Security Register"), in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and the transfer of Registered Securities as in this Article II provided. At all reasonable times the Security Register shall be open for inspection by the Trustee. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders. Subject to
Section 2.16, upon due presentment for registration of transfer of any Registered Security at any office or agency to be maintained by the Company in accordance with the provisions of Section 4.04, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Registered Security or Registered Securities of authorized denominations for a like aggregate principal amount. In no event may Registered Securities, including Registered Securities received in exchange for Bearer Securities, be exchanged for Bearer Securities.

         Registered Securities of any series (other than a Global Security, except as set forth below) may be exchanged for a like aggregate principal amount of Registered Securities of the same series of other authorized denominations. Subject to Section 2.16, Registered Securities to be exchanged shall be surrendered at the office or agency to be maintained by the Company as provided in Section 4.04, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Registered Security or Registered Securities which the Holder making the exchange shall be entitled to receive.

         At the option of the Holder of Bearer Securities of any series, except as otherwise specified as contemplated by Section 2.02(h) or 2.02(r) with respect to a Global Security representing Bearer Securities, Bearer Securities of such series may be exchanged for Registered Securities (if the Securities of such series are issuable as Registered Securities) or Bearer Securities of the same series, of any authorized denomination or denominations, of like tenor and aggregate principal amount, upon surrender of the Bearer Securities to be exchanged at the office or agency of the Company maintained for such purpose, with all unmatured Coupons and all matured Coupons in Default thereto appertaining; provided, however, that delivery of a Bearer Security shall occur only outside the United States. If such Holder is unable to produce any such unmatured Coupon or

Coupons or matured Coupon or Coupons in Default, such exchange may be effected if such Holder's Bearer Securities are accompanied by payment in funds acceptable to the Company and the Trustee in an amount equal to the face amount of such missing Coupon or Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any paying agent harmless. If thereafter such Holder shall surrender to any paying agent any such missing Coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 2.13, interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an office or agency located outside the United States.

         Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

         Notwithstanding the foregoing, the exchange of Bearer Securities for Registered Securities will be subject to the provisions of United States income tax laws and regulations applicable to Securities in effect at the time of such exchange.

                 (b) All Registered Securities presented or surrendered for registration of transfer, exchange or payment shall (if so required by the Company, the Trustee or the Registrar) be duly endorsed or be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, the Trustee and the Registrar, duly executed by the Registered Holder or his attorney duly authorized in writing.

         All Securities issued in exchange for or upon transfer of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Securities surrendered for such exchange or transfer.

         No service charge shall be made for any exchange or registration of transfer of Securities (except as provided by Section 2.09), but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, other than those expressly provided in this Indenture to be made at the Company's own expense or without expense or without charge to the Holders.

         The Company shall not be required (a) to issue, register the transfer of or exchange any Securities for a period of 15 days next preceding any mailing of notice of redemption of Securities of such series or (b) to register the transfer of or exchange any Securities selected, called or being called for redemption; provided, however, that, if specified pursuant to Section 2.02, any Bearer Securities of any series that are exchangeable for Registered Securities and that are called for redemption pursuant to Section 3.02 may, to the extent permitted by applicable law, be exchanged for one or more Registered Securities of such series during the period preceding the redemption date therefor.

         Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, any paying agent or any Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, and premium, if any, and interest on, such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, any Paying Agent or Registrar shall be affected by notice to the contrary.

         None of the Company, the Trustee, any agent of the Trustee, any Paying Agent or any Registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         SECTION 2.08. Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute and the Trustee shall authenticate and deliver temporary Securities (printed, lithographed, photocopied, typewritten or otherwise produced) of any authorized denomination, and substantially in the form of the definitive Securities in lieu of which they are issued, in registered form or, if authorized, in bearer form with one or more Coupons or without Coupons, and with such omissions, insertions and variations as may be appropriate for temporary Securities and Coupons, all as may be determined by the Company with the concurrence of the Trustee. Temporary Securities and Coupons may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities.

         If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. Except as otherwise specified as contemplated by Section 2.02(h)(iii) with respect to a series of Securities issuable as Bearer Securities or as one or more Global Securities representing individual Bearer Securities of the series, (a) after the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company at a Place of Payment for such series, without charge to the Holder thereof, except as provided in Section
2.07 in connection with a transfer and except that a Person receiving definitive Bearer Securities shall bear the cost of insurance, postage, transportation and the like unless otherwise specified pursuant to Section 2.02, and (b) upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any unmatured Coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations and of like tenor; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided, further, that delivery of a Global Security representing individual Bearer Securities or a Bearer Security shall occur only outside the United States. Until so exchanged, temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series, except as otherwise specified as contemplated by Section 2.02(h)(ii) with respect to the payment of interest on Global Securities in temporary form.

         Unless otherwise specified pursuant to Section 2.02, the Company will execute and deliver each definitive Global Security representing individual Bearer Securities and each Bearer Security to the Trustee at its principal office in __________ or such other place outside the United States specified pursuant to Section 2.02.

         Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the individual Securities represented thereby pursuant to Section 2.07 or this Section 2.08, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

         SECTION 2.09. Mutilated, Destroyed, Lost or Stolen Securities. If (i) any mutilated Security or any mutilated Coupon with the Coupon Security to which it appertains (and all unmatured Coupons attached thereto) is surrendered to the Trustee at its Corporate Trust Office (in the case of Registered Securities) or at its principal _________ office (in the case of Bearer Securities) or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security or any Coupon, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them and any Paying Agent harmless, and neither the Company nor the Trustee receives notice that such Security or Coupon has been acquired by a bona fide purchaser, then the Company shall execute and, upon a Company Order, the Trustee shall authenticate and deliver, if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security or in exchange for the Coupon Security to which such mutilated, destroyed, lost or stolen Coupon appertained, a new Security of the same series of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding, and, in the case of a Coupon Security, with such Coupons attached thereto that neither gain nor loss in interest shall result from such exchange or substitution. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. Upon the issuance of any substituted Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Security or Coupon which has matured or is about to mature or which has been called for redemption shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Security or Coupon, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Security or Coupon) if the applicant for such payment shall furnish the Company and the Trustee with such security or indemnity as either may require to save it harmless from all risk, however remote, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Security or Coupon and of the ownership thereof; provided, however, that payment of principal of, and premium, if any, and interest on, Bearer Securities or Coupons shall, except as otherwise provided in Section 2.13, be payable only at an office or agency located outside the United States.

         Every substituted Security of any series, with its Coupons, if any, issued pursuant to the provisions of this Section 2.09 by virtue of the fact that any Security or Coupon is destroyed, lost or stolen shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security or Coupon shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and Coupons, if any, duly issued hereunder. All Securities and Coupons, if any, shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or Coupons, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

         SECTION 2.10. Cancellation of Surrendered Securities. The Company at any time may deliver Securities to the Trustee for cancellation. All Securities surrendered for payment, redemption, registration of transfer or exchange and all Coupons surrendered for payment or exchange shall, if surrendered to the Company or any Paying Agent or a Registrar, be delivered to the Trustee for cancellation by it, or if surrendered to the Trustee, shall be canceled by it, and no Securities or Coupons shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and certification of their destruction shall be delivered to the Company, unless otherwise directed. On request of the Company, the Trustee shall deliver to the Company canceled Securities and Coupons held by the Trustee. If the Company shall acquire any of the Securities or Coupons, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented thereby unless and until the same are delivered or surrendered to the Trustee for cancellation. The Company may not issue new Securities or Coupons to replace Securities or Coupons it has redeemed, paid or delivered to the Trustee for cancellation.


         SECTION 2.11. Provisions of the Indenture and Securities for the Sole Benefit of the Parties and the Holders. Nothing in this Indenture or in the Securities or Coupons, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto, the Holders or any

Registrar or Paying Agent, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all its covenants, conditions and provisions being for the sole benefit of the parties hereto, the Holders and any Registrar and Paying Agents.

         SECTION 2.12. Paying Agent to Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

         SECTION 2.13.   Payment of Interest; Interest Rights Preserved.

                 (a) Interest on any Registered Security that is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest notwithstanding the cancellation of such Registered Security upon any transfer or exchange subsequent to the Regular Record Date. In case a Coupon Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency in a Place of Payment for such series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Coupon Security shall be surrendered without the Coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Coupon Security, but will be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture. Payment of interest on Registered Securities shall be made at the Corporate Trust Office of the Trustee (except as otherwise specified pursuant to Section 2.02), or at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or, if provided pursuant to Section 2.02 and in accordance with arrangements satisfactory to the Trustee, at the option of the Registered Holder by wire transfer to an account designated by the Registered Holder.

                 (b) No interest shall be payable with respect to a Bearer Security or Coupon unless such certification requirements as are specified pursuant to Section 2.02(h)(iii) are satisfied with respect to such Bearer Security or Coupon. Interest on any Coupon Security that is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Holder of the Coupon that has matured on such Interest Payment Date upon surrender of such Coupon on such

Interest Payment Date at the principal __________ office of the Trustee or at such other place of payment outside the United States specified pursuant to
Section 2.02.

         Interest on any Bearer Security (other than a Coupon Security) that is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Holder of the Bearer Security upon presentation of such Bearer Security and notation thereon on such Interest Payment Date at the principal __________ office of the Trustee or at such other Place of Payment outside the United States specified pursuant to Section 2.02.

         Unless otherwise specified pursuant to Section 2.02, at the direction of the Holder of any Bearer Security or Coupon payable in Dollars, and subject to applicable laws and regulations, payments in respect of such Bearer Security or Coupon will be made by check drawn on a bank in New York, New York or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to a Dollar account maintained by such Holder with a bank outside the United States. If such payment at the offices of all Paying Agents outside the United States becomes illegal or is effectively precluded because of the imposition of exchange controls or similar restrictions on the full payment or receipt of such amounts in Dollars, then, to the extent permitted by United States tax law, the Company will appoint an office or agent in the United States at which such payment may be made. Unless otherwise specified pursuant to Section 2.02, at the direction of the Holder of any Bearer Security or Coupon payable in a Foreign Currency, payment on such Bearer Security or Coupon will be made by a check drawn on a bank outside the United States or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an appropriate account maintained by such Holder outside the United States. Except as provided in this paragraph, no payment on any Bearer Security or Coupon will be made by mail to an address in the United States or by transfer to an account in the United States.

                 (c)      Subject to the foregoing provisions of this Section
2.13 and Section 2.17, each Security of a particular series delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security of the same series shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

         SECTION 2.14.   Securities Denominated in Foreign Currencies.

                 (a)      Except as otherwise specified pursuant to Section
2.02 for Bearer Securities of any series, payment of the principal of, and premium, if any, and interest on, Bearer Securities of such series denominated in any Currency will be made in such Currency.

                 (b)      Except as otherwise specified pursuant to Section
2.02 for Registered Securities of any series, payment of the principal of, and premium, if any, and interest on, Registered Securities of such series will be made in Dollars.

                 (c) For the purposes of calculating the principal amount of Securities of any series denominated in a Foreign Currency or Foreign Currencies (including European Currency Units) for any purpose under this Indenture, the principal amount of such Securities at any time Outstanding shall be deemed to be the Dollar Equivalent of such principal amount as of the date of any such calculation.

         In the event any Foreign Currency or Currencies in which any payment with respect to any series of Securities may be made ceases to be a freely convertible Currency on United States Currency markets, for any date thereafter on which payment of principal of, or premium, if any, or interest on, the Securities of a series is due, the Company shall select the Currency of payment for use on such date, all as provided in the Securities of such series. In such event, the Company shall, as provided in the Securities of such series, notify the Trustee of the Currency which it has selected to constitute the funds necessary to meet the Company's obligations on such payment date and of the amount of such Currency to be paid. Such amount shall be determined as provided in the Securities of such series. The payment to the Trustee with respect to such payment date shall be made by the Company solely in the Currency so selected.

         SECTION 2.15. Wire Transfers. Notwithstanding any other provision to the contrary in this Indenture, the Company may make any payment of monies required to be deposited with the Trustee on account of principal of, or premium, if any, or interest on, the Securities (whether pursuant to optional or mandatory redemption payments, interest payments or otherwise) by wire transfer in immediately available funds to an account designated by the Trustee on or before the date such moneys are to be paid to the Holders of the Securities in accordance with the terms hereof.

         SECTION 2.16.   Securities Issuable in the Form of a Global Security.

                 (a)      If the Company shall establish pursuant to Section
2.02 that the Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee or its agent shall, in accordance with Section 2.04, authenticate and deliver, such Global Security or Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Securities of such series to be represented by such Global Security or Securities, or such portion thereof as the Company shall specify in an Officer's Certificate, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, (iii) shall be delivered by the Trustee or its agent to the Depositary or pursuant to the Depositary's instruction and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for the individual Securities represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary", or such other legend as may then be required by the Depositary for such Global Security or Securities.

                 (b)      Notwithstanding any other provision of this Section
2.16 or of Section 2.07 to the contrary, and subject to the provisions of paragraph (c) below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for definitive Securities in registered form, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 2.07, only by the Depositary to a nominee of the Depositary for such Global Security, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or a nominee of the Depositary to a successor Depositary for such Global Security selected or approved by the Company, or to a nominee of such successor Depositary.

                 (c) (i) If at any time the Depositary for a Global Security or Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or Securities or if at any time the Depositary for the Securities for such series shall no longer be eligible or in good standing under the Exchange Act or other applicable statute, rule or regulation, the Company shall appoint a successor Depositary with respect to such Global Security or Securities. If a successor Depositary for such Global Security or Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee or its agent, upon receipt of a Company Order for the authentication and delivery of such individual Securities of such series in exchange for such Global Security, will authenticate and deliver, individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security or Securities.

                          (ii) The Company may at any time and in its sole
discretion determine that the Securities of any series or portion thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such series or portion thereof in exchange for such Global Security or Securities.

                          (iii) If specified by the Company pursuant to
Sections 2.02 with respect to Securities issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Company, the Trustee and such Depositary. Thereupon the Company shall execute, and the Trustee or its agent upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series shall authenticate and deliver, without service charge, (1) to each Person specified by such Depositary a new Security or Securities of the same series of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and (2) to such Depositary a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.

                          (iv) In any exchange provided for in this subsection
(c), the Company will execute and the Trustee or its agent will authenticate and deliver individual Securities. In case a Coupon Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency in a place of payment for such series) on any special record date and before the opening of business (at such office or agency) on the related proposed date of payment of Defaulted Interest, such Coupon Security shall be surrendered without the Coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Coupon Security, but will be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture. Upon the exchange of the entire principal amount of a Global Security for individual Securities, such Global Security shall be canceled by the Trustee or its agent. Except as provided in subsection (c)(iii), Registered Securities issued in exchange for a Global Security pursuant to this Section 2.16 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Registrar. The Trustee or the Registrar shall deliver such Registered Securities to the Persons in whose names such Registered Securities are so registered.

                          (v) Payments in respect of the principal of and
interest on any Securities registered in the name of the Depositary or its nominee will be payable to the Depositary or such nominee in its capacity as the registered owner of such Global Security. The Company and the Trustee may treat the Person in whose name the Securities, including the Global Security, are registered as the owner thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. None of the Company, the Trustee, any Registrar, the Paying Agent or any agent of the Company or the Trustee will have any responsibility or liability for (a) any aspect of the records relating to or payments made on account of the beneficial ownership interests of the Global Security by the Depositary or its nominee or any of the Depositary's direct or indirect participants, or for maintaining, supervising or reviewing any records of the Depositary, its nominee or any of its direct or indirect participants relating to the beneficial ownership interests of the Global Security, (b) the payments to the beneficial owners of the Global Security of amounts paid to the Depositary or its nominee, or (c) any other matter relating to the actions and practices of the Depositary, its nominee or any of its direct or indirect participants. None of the Company, the Trustee or any such agent will be liable for any delay by the Depositary, its nominee, or any of its direct or indirect participants in identifying the beneficial owners of the Securities, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the

Depositary or its nominee for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Securities to be issued).

         The Trustee shall deliver individual Bearer Securities issued in exchange for a Global Security pursuant to this Section 2.16 to the Persons and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee; provided, however, that individual Bearer Securities shall be delivered in exchange for a Global Security only in accordance with the procedures as may be specified pursuant to Section 2.02.

         Notwithstanding the foregoing, the exchange of Bearer Securities for Registered Securities will be subject to the provisions of United States income tax laws and regulations applicable to Securities in effect at the time of such exchange.

         SECTION 2.17.   Defaulted Interest.

                 (a) Any interest on any Security of a particular series which is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Securities of such series and in this Indenture (herein called "Defaulted Interest") shall, if such Security is a Registered Security, forthwith cease to be payable to the Registered Holder thereof on the relevant record date by virtue of having been such Registered Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

                          (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Registered Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage pre-paid, to each Holder thereof at its address as it appears in the Security Register, not less than 10 days prior to such special record date.

         Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series are registered at the close of business on such special record date. In case a Coupon Security of any such series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency in a Place of Payment for such series) on any special record date and before the opening of business (at such office or agency) on the related proposed date of payment of Defaulted Interest, such Coupon Security shall be surrendered without the Coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Coupon Security, but will be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture.

                          (ii) The Company may make payment of any Defaulted Interest on the Registered Securities of such series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Registered Securities of such series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                 (b) Any Defaulted Interest payable in respect of Bearer Securities of any series shall be payable pursuant to such procedures as may be satisfactory to the Trustee in such manner that there is no discrimination between the Holders of Registered Securities (if any) and Bearer Securities of such series, and notice of the payment date therefor shall be given by the Trustee, in the name and at the expense of the Company, in the manner provided in Section 14.05 not more than 25 days and not less than 20 days prior to the date of the proposed payment.

         SECTION 2.18.   Judgments. The Company may provide pursuant to Section
2.02 for Securities of any series that (a) the obligation, if any, of the Company to pay the principal of, and premium, if any, and interest on, the Securities of any series in a Foreign Currency or Dollars (the "Designated Currency") as may be specified pursuant to Section 2.02 is of the essence and agrees that, to the fullest extent possible under applicable law, judgments in respect of Deb Securities of such series shall be given in the Designated Currency; (b) the obligation of the Company to make payments in the Designated Currency of the principal of, and premium, if any, and interest on, such Securities shall, notwithstanding any payment in any other Currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Designated Currency that the Holder receiving such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other Currency (after any premium and cost of exchange) on the business day in the country of issue of the Designated Currency or in the international banking community (in the case of a composite currency) immediately following the day on which such Holder receives such payment; (c) if the amount in the Designated Currency that may be so purchased for any reason falls short of the amount originally due, the Company shall pay such additional amounts as may be necessary to compensate for such shortfall; and (d) any obligation of the Company not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

         SECTION 2.19. CUSIP Numbers. The Company in issuing the Securities of any series may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


         SECTION 2.20. Form of Trustee's Certificate of Authentication. The Trustee's Certificate of Authentication on all Securities authenticated by the Trustee shall be in substantially the following form:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                        As Trustee


                                        By.................................
                                           Authorized Signature


                                   ARTICLE 3

                                  Redemption

         SECTION 3.01. Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their Stated Maturity except as otherwise specified as contemplated by Section 2.02 for Securities of such series.

         SECTION 3.02.   Tax Redemption; Special Tax Redemption.

                 (a) Unless otherwise specified pursuant to Section 2.02, Bearer Securities of any series may be redeemed at the option of the Company in whole, but not in part, at any time, on giving not less than 30 or more than 60 days' notice in accordance with Section
3.05 (which notice shall be irrevocable), at the redemption price thereof (calculated without premium), if the Company has or will become obligated to pay additional interest on such Bearer Securities pursuant to Section 4.03 as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date on which any Person (including any Person acting as underwriter, broker or dealer) agrees to purchase any of such Bearer Securities pursuant to their original issuance, and such obligation cannot be avoided by the Company taking reasonable measures available to it; provided, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such additional interest were a payment in respect of the Bearer Securities of that series then due. Prior to the publication of any notice of redemption pursuant to this Section 3.02(a), the Company shall deliver to the Trustee (i) an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and (ii) an Opinion of Counsel to the effect that the Company has or will become obligated to pay such additional interest as a result of such change or amendment.

                 (b) Unless otherwise specified pursuant to Section 2.02, if the Company shall determine that any payment made outside the United States by the Company or any of its paying agents in respect of any Bearer Security or Coupon would, under any present or future laws or regulations of the United States, be subject to any certification, documentation, information or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any paying agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Security or Coupon that is a United States Alien (other than such a requirement
(i) that would not be applicable to a payment made by the Company or any one of its paying agents (A) directly to the beneficial owner or (B) to a custodian, nominee or other agent of the beneficial owner, or (ii) that can be satisfied by such custodian, nominee or other agent certifying to the effect that the beneficial owner is a United States Alien; provided, that, in any case referred to in clause (i)(B) or (ii), payment by the custodian, nominee or agent to the beneficial owner is not otherwise subject to any such requirement), then the Company shall elect either (x) to redeem such Bearer Security or Coupon in whole, but not in part, at the redemption price thereof (calculated without premium) or (y) if the conditions of the next succeeding paragraph are satisfied, to pay the additional interest specified in such paragraph. The Company shall make such determination as soon as practicable and publish prompt notice thereof (the "Determination Notice"), stating the effective date of such certification, documentation, information or other reporting requirement, whether the Company elects to redeem the Bearer Security or Coupon or to pay the additional interest specified in the next succeeding paragraph and (if applicable) the last date by which the redemption of the Bearer Security or Coupon must take place, as provided in the next succeeding sentence. If any Bearer Security or Coupon is to be redeemed pursuant to this paragraph, the redemption shall take place on such date, not later than one year after the publication of the Determination Notice, as the Company shall specify by notice given to the Trustee at least 60 days before the redemption date. Notice of such redemption shall be given by the Company to the Holders of the Bearer Security or Coupon not more than 60 days or less than 30 days prior to the redemption date. Notwithstanding the foregoing, the Company shall not so redeem the Bearer Security or Coupon if the Company shall subsequently determine, not less than 30 days prior to the redemption date, that subsequent payments on the Bearer Security or Coupon would not be subject to any such certification, documentation, information or other reporting requirement, in which case the Company shall publish prompt notice of such subsequent determination, and any earlier redemption notice given pursuant to this paragraph shall be revoked and of no further effect. Prior to the publication of any Determination Notice pursuant to this paragraph, the Company shall deliver to the Trustee (i) an Officers' Certificate stating that the Company is entitled to make such determination and setting forth a statement of facts showing that the conditions precedent to the obligation of the Company to redeem the Bearer Security or Coupon or to pay the additional interest specified in the next succeeding paragraph have occurred and (ii) an Opinion of Counsel to the effect that such conditions have occurred.

         If and so long as the certification, documentation, information or other reporting requirement referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, the Company may elect to pay as additional interest such amounts as may be necessary so that every net payment made outside the United States following the effective date of such requirement by the Company or any of its paying agents in respect of any Bearer Security or Coupon of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company, any paying agent or any governmental authority), after deduction or withholding for or on account of such backup withholding tax or similar charge that (i) would not be applicable in the circumstances referred to in the parenthetical clause of the first sentence of the preceding paragraph or (ii) is imposed as a result of presentation of any such Bearer Security or Coupon for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurred later), will not be less than the amount provided in any such Bearer Security or Coupon to be then due and payable. If the Company elects to pay additional interest pursuant to this paragraph, the Company shall have the right to redeem the Bearer Security or Coupon at any time in whole, but not in part, at the redemption price thereof (calculated without premium), subject to the provisions of the last three sentences of the immediately preceding paragraph. If the Company elects to pay additional interest pursuant to this paragraph and the condition specified in the first sentence of this paragraph should no longer be satisfied, then the Company shall redeem the Bearer Security or Coupon in whole, but not in part, at the redemption price thereof (calculated without premium), subject to the provisions of the last three sentences of the immediately preceding paragraph. Any redemption payments made by the Company pursuant to the two immediately preceding sentences shall be subject to the continuing obligation of the Company to pay additional interest pursuant to this paragraph. If the Company elects to, or is required to, redeem the Bearer Security or Coupon pursuant to this paragraph, it shall publish prompt notice thereof. If the Bearer Security or Coupon is to be redeemed pursuant to this paragraph, the redemption shall take place on such date, not later than one year after publication of the notice of redemption, as the Company shall specify by notice to the Trustee at least 60 days prior to the redemption date.

         SECTION 3.03. Notices to Trustee. If the Company elects to redeem all or any part of the Securities of any series in accordance with their terms, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the series and terms of the Securities pursuant to which the redemption will occur.

                 The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

         SECTION 3.04. Selection of Securities To Be Redeemed. If fewer than all the Securities of a series are to be redeemed, the Trustee shall select the Securities of such series to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities of such series not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities of such series that have denominations larger than $1,000. Securities and portions of them that the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

         SECTION 3.05. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities of any series, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities of such series to be redeemed.

                 The notice shall identify the Securities to be redeemed and shall state:


                 (1)      the redemption date;


                 (2)      the redemption price;


                 (3) the name and address of the Paying Agent where payment will be made upon presentation and surrender of Securities;

                 (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;


                 (5) that, unless otherwise specified in such notice, Coupon Securities of any series, if any, surrendered for redemption must be accompanied by all Coupons maturing subsequent to the date fixed for redemption, failing which the amount of any such missing Coupon or Coupons will be deducted from the redemption price;


                 (6) if the Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on the applicable redemption date pursuant to Section 2.16(c) or otherwise, the last date on which such exchanges may be made;


                 (7) the terms of the Securities of that series pursuant to which the Securities of that series are being redeemed;


                 (8) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;


                 (9) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date, and, in the case of Original Issue Discount Securities, original issue discount accrued after the date fixed for redemption will cease to accrue, and Coupons for interest appertaining to Coupon Securities to be redeemed shall be void; and


                 (10) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section at least 45 days before the redemption date.

         The notice if given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

         SECTION 3.06. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities of a series called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. If any Security called for redemption shall not be so paid upon surrender thereof on such redemption date, the principal, premium, if any, and interest shall bear interest until paid from the redemption date at the rate borne by the Securities of that series. If any Coupon Security surrendered for redemption shall not be accompanied by all Coupons appertaining thereto maturing on or after the applicable redemption date, the redemption price for such Coupon Security may be reduced by an amount equal to the face amount of all such missing Coupons. If thereafter the Holder of such Coupon shall surrender to any paying agent outside the United States any such missing Coupon in respect of which a deduction shall have been made from the redemption price, such Holder shall be entitled to receive the amount so deducted. The surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee, if there be furnished to them such security or indemnity as they may require to save each of them and any paying agent harmless.


         SECTION 3.07. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money in the Currency in which such Securities are denominated sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities or Coupons called for redemption which have been delivered by the Company to the Trustee for cancellation.


         SECTION 3.08. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered and, in the case of a Bearer Security, with appropriate Coupons attached.


         SECTION 3.09. Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of Securities of any series, resolution of the Board of Directors or a supplemental Indenture is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Securities of any series, resolution of the Board of Directors or a supplemental Indenture is herein referred to as an "optional sinking fund payment".

         In lieu of making all or any part of any mandatory sinking fund payment with respect to any Securities of a series in cash, the Company may at its option (a) deliver to the Trustee Securities of that series (together with the unmatured Coupons, if any, appertaining thereto) theretofore purchased or otherwise acquired by the Company or (b) receive credit for the principal amount of Securities of that series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, resolution or supplemental Indenture; provided, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Securities, resolution or supplemental Indenture for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

         SECTION 3.10. Redemption of Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, any resolution or supplemental Indenture, the portion thereof, if any, which is to be satisfied by payment of cash in the Currency in which the Securities of such series are denominated (except as provided pursuant to Section 2.02) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to this Section 3.10 (which Securities, if not previously redeemed, will accompany such certificate) and whether the Company intends to exercise its right to make any permitted optional sinking fund payment with respect to such series. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company to deliver such certificate (or to deliver the Securities and Coupons, if any, specified in this paragraph) shall not constitute a Default, but such failure shall require that the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Securities subject to a mandatory sinking fund payment without the option to deliver or credit Securities as provided in this Section 3.10 and without the right to make any optional sinking fund payment, if any, with respect to such series.

         The Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.04 and the Company shall cause notice of the redemption thereof to be given in the manner provided in Section 3.05 except that the notice of redemption shall also state that the Securities are being redeemed by operation of the sinking fund. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in this Article 3.

                                   ARTICLE 4

                                  Covenants

         SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities of each series on the dates and in the manner provided in the Securities and in this Indenture and pay any Coupons at the place at the respective times and in the manner provided herein, in the Securities and in the Coupons. Any interest due on Coupon Securities on or before the Stated Maturity of the related Security, other than additional interest, if any, payable as provided in Section 4.02 in respect of principal of, or premium, if any, on such a Security, shall be payable only upon presentation and surrender of the several Coupons for such interest installments as are evidenced thereby as they severally mature. Principal and interest shall be considered paid on the date due if on such date the Trustee or a Paying Agent holds in accordance with this Indenture money sufficient to pay in the Currency in which the Securities of such series are denominated, all principal and interest then due and, in the case of Securities subordinated pursuant to the terms of Article 10, the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

                 The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.



         SECTION 4.02. Payment of Additional Interest. Unless otherwise provided pursuant to Section 2.02, the provisions of this Section 4.02 shall be applicable to Bearer Securities of any series.

         The Company will, subject to the exceptions and limitations set forth below, pay as additional interest to the Holder of any Bearer Security or Coupon that is a United States Alien such amounts as may be necessary so that every net payment on such Bearer Security or Coupon, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided in such Bearer Security or Coupon to be then due and payable. However, the Company will not be required to make any such payment of additional interest for or on account of:

                 (a) any tax, assessment or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor or beneficiary of, or a Person holding a power over, such Holder, if such Holder is an estate or a trust, or a member or shareholder of such Holder, if such Holder is a partnership or corporation) and the United States, including such Holder (or such fiduciary, settlor, beneficiary, Person holding a power, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein or (ii) such Holder's past or present status for United States Federal income tax purposes as a personal holding company, foreign personal holding company or private foundation or other tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid United States Federal income tax;


                 (b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge;


                 (c) any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of a Bearer Security or Coupon for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurs later;


                 (d) any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on a Bearer Security or Coupon;


                 (e) any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with applicable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of a Bearer Security or Coupon if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge; or


                 (f) any tax, assessment or other governmental charge imposed on a Holder that actually or constructively owns ten percent or more of the combined voting power of all classes of stock of the Company or that is a controlled foreign corporation related to the Company through stock ownership;

nor shall additional interest be paid with respect to a payment on a Bearer Security or Coupon to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional interest had such beneficiary, settlor, member or beneficial owner been the Holder of such Bearer Security or Coupon.

         Whenever in this Indenture there is mentioned, in any context, the payment of the principal of, or premium, if any, or interest on, any Security or payment with respect to any Coupon of any series, such mention shall be deemed to include mention of the payment of additional interest (if applicable) provided for in the terms of such Securities and this Section 4.02 to the extent that, in such context, additional interest is, was or would be payable in respect thereof pursuant to the provisions of this Section 4.02 and express mention of the payment of additional interest (if applicable) in any provisions hereof shall not be construed as excluding additional interest in those provisions hereof where such express mention is not made.

         If the payment of additional interest becomes required in respect of the Securities or Coupons of a series, at least ten days prior to the first Interest Payment Date with respect to which such additional interest will be payable (or if the Securities of that series will not bear interest prior to Stated Maturity, the first day on which a payment of principal, and premium, if any, is made and on which such additional interest will be payable), and at least ten days prior to each date of payment of principal, and premium, if any, or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company will furnish to the Trustee and each Paying Agent an Officer's Certificate that shall specify by country the amount, if any, required to be withheld on such payments to Holders of Securities or Coupons that are United States Aliens, and the Company will pay to the Trustee or such Paying Agent the additional interest, if any, required by the terms of such Securities and this Section 4.02. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section 4.02.

         SECTION 4.03.   Change of Control.

                 (a) If, pursuant to the provisions of Section 2.02(cc), this Section 4.03 is to be applicable to Securities of a series, upon the occurrence of a Change of Control, each Holder of Securities of a series as to which, pursuant to the designation made in accordance with Section 2.02, this
Section 4.03 is applicable, shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the purchase date (the "Change of Control Payment").

                 (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating, among other things: (i) that a Change of Control has occurred and a

Change of Control Offer is being made pursuant to this Indenture and that all Securities (or portions thereof) properly tendered will be accepted for payment; (ii) the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, no fewer than 30 days nor more than 60 days from the date the Company notifies the Holders of the occurrence of the Change of Control (the "Change of Control Payment Date"); (iii) that any Securities (or portions thereof) accepted for payment (and duly paid on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (iv) that any Securities (or portions thereof) not properly tendered will continue to accrue interest; (v) a description of the transaction or transactions constituting the Change of Control; (vi) the procedures that Holders of Securities must follow in order to tender their Securities (or portions thereof) for payment and the procedures that Holders of Securities must follow in order to withdraw an election to tender Securities (or portions thereof) for payment; and (vii) all other instructions and materials necessary to enable Holders to tender Securities pursuant to the Change of Control Offer.

                 (c) On the Change of Control Payment Date, the Company will (i) accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent in immediately available funds an amount equal to the Change of Control Payment in respect of Securities or portions thereof so tendered and (iii) deliver, or cause to be delivered, to the Trustee the Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof tendered to the Company and accepted for payment. The Paying Agent shall promptly mail to each Holder of Securities so accepted payment in an amount equal to the Change of Control Payment for such Securities and the Trustee shall promptly authenticate and mail to each holder a new Security in a principal amount equal to any unpurchased portion of the Securities surrendered, if any; provided, that each such new Security shall be in a principal amount of $1,000 or any integral multiple thereof. The Company will announce publicly the results of a Change in Control Offer on or as soon as practicable after the Change of Control Payment Date.

                 (d) The Company will comply, to the extent applicable, with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Change of Control Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

         SECTION 4.04. Maintenance of Office or Agency. The Company shall maintain in each Place of Payment for any series of Securities and Coupons, if any, an office or agency where Securities and Coupons of such series (but, except as otherwise provided in Section 2.13, unless such Place of Payment is located outside the United States, not Bearer Securities or Coupons) may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the

Securities and Coupons of such series and this Indenture may be served. So long as any Bearer Securities of any series remain Outstanding, the Company will maintain for such purposes one or more offices or agencies outside the United States in such city or cities specified pursuant to Section 2.02 and, if any Bearer Securities are listed on a securities exchange that requires an office or agency for the payment of principal of, and premium, if any, or interest on, such Bearer Securities in a location other than the location of an office or agency specified pursuant to Section 2.02, the Company will maintain for such purposes an office or agency in such location so long as any Bearer Securities are listed on such securities exchange and such exchange so requires. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee (in he case of Registered Securities) and at the principal __________ office of the Trustee (in the case of Bearer Securities), and the Company hereby appoints the Trustee its agent to receive all presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more different or additional offices or agencies (in or outside of The City of New York) where Securities may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligations described in the preceding paragraph. The Company shall give prompt written notice to the Trustee of any such designation and any change in the location of any such other office or agency.

         SECTION 4.05. Money for the Security Payments to be Held in Trust. If the Company, any Subsidiary of the Company or any of their respective
Affiliates shall at any time act as Paying Agent with respect to the Securities of any series, such Paying Agent shall, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto money sufficient to pay the principal (and premium, if any) or interest so becoming due until such money shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents with respect to the Securities, it shall, prior to or on each due date of the principal of (and premium, if any) or interest on any of the Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Paying Agent shall promptly notify the Trustee of the Company's action or failure so to act.

         Any funds deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Securities and remaining unclaimed for two years after the date upon which such payment shall have become due, shall be paid to the Company on Order or, if then held by the Company, shall be discharged from such trust; provided, however, that the Company shall cause to be published at least once in a newspaper of general circulation in The City of New York or mailed to each Holder entitled to such unclaimed funds, notice that such funds remain unclaimed and that, after a date specified therein, which shall be a date not less than 30 days from the date of such publication or mailing, any unclaimed balance of such money remaining as of such date shall be repaid to the Company. After repayment to the Company, Holders entitled to such funds shall look only to the Company for payment without interest thereon, as an unsecured general creditor, and the Trustee and the Paying Agent shall have no further liability with respect to such trust money, and the Company shall not be a trustee in respect of such funds.

         SECTION 4.06. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries and (b) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any of its Subsidiaries; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP or other appropriate provision has been made.

         SECTION 4.07. Corporate Existence. The Company will preserve and keep in full force and effect its corporate existence in accordance with applicable law, except as permitted in Section 5.01.

         SECTION 4.08. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

         SECTION 4.9. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         SECTION 4.10. Prohibition on Company Becoming Investment Company. The Company shall not become an "investment company" as defined in the Investment Company Act of 1940, as amended.

                                   ARTICLE 5

                              Successor Company

         SECTION 5.01.   Merger, Consolidation and Sale of Substantially All
Assets.

                 (a) The Company (i) will not merge or consolidate with or into any other Person (whether or not the Company is the surviving entity), and
(ii) will not and will not permit its Subsidiaries to, directly or indirectly, sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Property of the Company and its Subsidiaries taken as a whole in any one transaction or a series of transactions (including, without limitation, dispositions pursuant to mergers and consolidations), in each case unless:

                          (A) the Surviving Entity shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia;

                          (B) if the Company is not the Surviving Entity, the Surviving Entity expressly assumes, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by the Surviving Entity, the due and punctual payment of the principal of, premium, if any, and interest on all the Securities and Coupons, if any, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company (and in the case of clause (ii) above, the Company and the Surviving Entity shall both be considered as the issuer of the Securities);

                          (C)     in the case of the sale, transfer,
                 assignment, lease, conveyance or other disposition of all or substantially all of the Property of the Company and its Subsidiaries taken as a whole, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

                          (D) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

                          (E) the Company and, if the Company is not the Surviving Entity, the Surviving Entity, each shall have delivered to the Trustee Officers' Certificates and an Opinion of Counsel, each stating that such merger, consolidation or disposition and any such supplemental indentures comply with the above provisions and that all conditions precedent relating to such transaction or transactions have been complied with; and

                          (F) the Surviving Entity waives any right to redeem any Bearer Security under circumstances in which the Surviving Entity would be entitled to redeem such Bearer Security but the Company would not have been so entitled to redeem if the consolidate, merger, conveyance, transfer or lease had not occurred.

         The term "Surviving Entity" shall mean the Person referred to in clauses (i) and (ii) above (1) formed by or surviving any such merger or consolidation involving the Company or (2) to which any such sale, transfer, assignment, lease, conveyance or other disposition is made.

                 (b) With respect to each transaction or series of transactions described in subsection (a) above, giving effect to such transaction or series of transactions on a pro forma basis shall include, without limitation, (i) treating any Indebtedness not previously the obligation of the Company or any of its Subsidiaries which becomes an obligation of the Company or any of its Subsidiaries in connection with or as a result of such transaction or series of transactions as having been Incurred at the time of such transaction or series of transactions, and (ii) giving effect to any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions.

                                   ARTICLE 6

                            Defaults and Remedies

         SECTION 6.01. Events of Default. Whenever used herein, an "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (a) the Company shall fail to make any payment of interest on the Securities of any series or any payment with respect to the related Coupons, if any, within 30 days after any such amount becomes due in accordance with the terms thereof;

                 (b) the Company shall fail to make any payment of principal of (or premium, if any, on) the Securities of any series when due in accordance with the terms thereof, whether upon maturity, acceleration, sinking fund payment date, call for redemption, call for purchase or otherwise;

                 (c) the Company shall fail to observe or perform any other covenant or agreement contained in the Securities of any series or this Indenture and such failure continues for a period of 60 days after written notice of such failure has been sent to the Company by the Trustee specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default";

                 (d) one or more final judgments or orders by a court of competent jurisdiction are entered against the Company or any Subsidiary in an uninsured or unindemnified aggregate amount in excess of $___,000,000 and such judgments or orders are not discharged, waived, stayed, satisfied or bonded for a period of 60 consecutive days;

                 (e) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                          (i) commences a voluntary case or files a request or petition for a writ of execution to initiate bankruptcy proceedings or have itself adjudicated as bankrupt;

                          (ii) consents to the entry of an order for relief against it in an involuntary case;

                          (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

                          (iv) makes a general assignment for the benefit of its creditors; or

                          (v)     proposes or agrees to an accord or
         composition in bankruptcy between itself and its creditors; or

                 (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:


                          (i) is for relief against the Company or any Significant Subsidiary in an involuntary case;

                          (ii) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of the property of the Company or any Significant Subsidiary;

                          (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary;

                          (iv) adjudicates the Company or a Significant Subsidiary as bankrupt or insolvent; or

                          (v)     ratifies an accord or composition in
         bankruptcy between the Company or a Significant Subsidiary and the respective creditors thereof;

         and the order or decree remains unstayed and in effect for 60 days.

         SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default described in clause (e) or (f) above) with respect to Securities of a series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series by written notice may declare the principal amount of the Securities of that series (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) and interest on all the Securities of that series to be due and payable immediately. If an Event of Default described in clause (e) or (f) above with respect to the Securities of a series at the time Outstanding shall occur, the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) and interest on all the Securities of that series will automatically, and without any action by the Trustee or any Holder, become immediately due and payable.

         After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series may rescind and annul such acceleration if

                 (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                          (i) all money paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel,

                          (ii) all overdue installments of interest on all Securities of such series;

                          (iii) the principal of (and premium, if any, on ) any Securities of such series that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Securities of such series, and

                          (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate prescribed therefor in the Securities of such series;

                 (b) all Events of Default, other than the nonpayment of principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04;

                 (c) the annulment of such acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

                 (d) the Company has delivered an Officers' Certificate to the Trustee to the effect of clauses (b) and (c) of this sentence.

         No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities of a series or to enforce the performance of any provision of the Securities of such series or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities of a series by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security of such series or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

         SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders, it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudiced to such Holders, or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

         SECTION 6.06. Limitation on Suits. No Holder of any Securities or Coupons of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy hereunder, unless:

                          (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to a series of Securities;

                          (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such Series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

                          (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series a direction inconsistent with such request, within 60 days after such notice, request and offer.

                 A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

         SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities of any series held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

         SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

         SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order, at the date or dates fixed by the Trustee for the distribution of such moneys or other property, upon presentation of the several Securities or Coupons of such series in respect of which moneys or other property have been collected, and the notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:

                 FIRST: to the Trustee for amounts due under Section 7.07;

                 [If applicable: SECOND: to holders of Senior Indebtedness of the Company to the extent required by Article 10;]

                 THIRD: In case the principal of the Outstanding Securities in respect of which such moneys have been collected shall not have become due, to the payment of interest on the Securities or Coupons of such series in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate or yield to maturity (in the case of Original Issue Discount Securities) borne by the Securities or Coupons of such series, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

                 FOURTH: In case the principal of the Outstanding Securities in respect of which such moneys have been collected shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Securities or Coupons of such series for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate or yield to maturity (in the case of Original Issue Discount Securities) borne by the Securities or Coupons of such series; and, in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities and Coupons of such series, then to the payment of such principal and premium, if any, and interest, without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Security or Coupon of such series over any Security or Coupon of such series, ratably to the aggregate of such principal and premium, if any, and interest; and

                 FIFTH: to the Company.

                 The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

         SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee or a suit by a Holder pursuant to Section 6.07.

                                   ARTICLE 7

                                   Trustee

         SECTION 7.01.   Duties of Trustee.

                 (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                 (b)      Except during the continuance of an Event of Default:

                 (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                 (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                 (1) this subsection does not limit the effect of subsection (b) of this Section;

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.


                 (d) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b) and (c) of this Section.

                 (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                 (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                 (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.

         SECTION 7.02.  Rights of Trustee.

                 (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                 (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                 (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

                 (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                 (f) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, Officer's Certificate, or other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding; provided, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if advanced by the Trustee, shall be repaid by the Company upon demand.

                 (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

                 (h) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Company.

                 (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

                 (j) Except for (i) a default under Section 6.01(a) or (b) hereof, or (ii) any other event of which the Trustee has "actual knowledge" and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any Default or Event of Default unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount of the relevant series of Securities then Outstanding; as used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

         SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities of any series or in the Securities of any series other than the Trustee's certificate of authentication.

         SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of Holders.

         SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each ______ beginning with the ______ following the date of this Indenture, and in any event prior to _______ in each year, the Trustee shall mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

                 A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Securities of any series are listed. The Company agrees to notify the Trustee promptly whenever the Securities of any series become listed on any stock exchange and of any delisting thereof.

         SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee promptly upon request from time to time the compensation for its services as agreed to by the Trustee and the Company. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or reasonable expense (including reasonable attorneys' fees) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. The Company need not pay for any settlement made by the Trustee without the Company's consent, such consent not to be unreasonably withheld.

                 To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

                 The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(e) or (f) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

         SECTION 7.08. Separate Trustee; Replacement of Trustee. The Company may, but need not, appoint a separate Trustee for any one or more series of Securities. The Trustee may resign with respect to one or more or all series of Securities at any time by notifying the Company. The Holders of a majority in principal amount of the Securities of a particular series may remove the Trustee for such series by notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                 (1)      the Trustee fails to comply with Section 7.10;

                 (2)      the Trustee is adjudged bankrupt or insolvent;

                 (3) a receiver or other public officer takes charge of the Trustee or its property; or

                 (4)      the Trustee otherwise becomes incapable of acting.

                 If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities of a particular series and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Securities of each applicable series. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities of any applicable series may petition any court of competent jurisdiction for the appointment of a successor Trustee for the Securities of such series.

                 If the Trustee fails to comply with Section 7.10, any Holder of Securities of any applicable series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Securities of such series.

                 Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

         SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                 In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

         SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

         SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8

             Satisfaction and Discharge of Indenture; Defeasance

         SECTION 8.01. Applicability of Article. If, pursuant to Section 2.02, provision is made for the defeasance of Securities of a series and if the Securities of such series are Registered Securities and denominated and payable only in Dollars (except as provided pursuant to Section 2.02), then the provisions of this Article 8 relating to defeasance of Securities shall be applicable except as otherwise specified pursuant to Section 2.02 for Securities of such series. Defeasance provisions, if any, for Securities denominated in a Foreign Currency or for Bearer Securities may be specified pursuant to Section 2.02.

         SECTION 8.02.   Discharge of Liability on Securities.

                 (a) When (i) the Company delivers to the Trustee all outstanding Securities of any series for cancellation (other than Securities or Coupons replaced pursuant to Article 2, Coupons appertaining to Bearer Securities of such series called for redemption and maturing after the relevant redemption date, surrender of which has been waived, and Securities and Coupons for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 8.05), or (ii) all outstanding Securities and the Coupons, if any, of such series have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee cash in the Currency in which such Securities are denominated, U.S. Government Obligations or a combination thereof sufficient to pay at maturity or upon redemption all outstanding Securities of such series, including premium and interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Article 2), and premium, if any, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.02(b), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                 (b) Notwithstanding subsection (a) above, the Company's obligations in Sections 2.06, 2.07, 2.09, 2.12, 4.02, 7.07, 7.08, 8.06, 8.07
and 8.08 shall survive until the Securities of such series have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.06 and 8.07 shall survive.

         SECTION 8.03.   Defeasance.

                 (a) Subject to Sections 8.03(d), 8.04 and 8.07, the Company at any time may terminate, with respect to Securities of a particular series, (i) all its obligations under the Securities of such series and this Indenture with respect to the Securities of such series ("legal defeasance option") or (ii) its obligations with respect to the Securities of such series under Sections 4.03 and 4.06, and the operation of Sections 5.01(a)(G), 6.01(c), 6.01(d), 6.01(e), and 6.01(f) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                 (b) If the Company exercises its legal defeasance option, payment of the Securities of the defeased series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(c), 6.01(d), 6.01(e) and 6.01(f).

                 (c) Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                 (d) Notwithstanding subsection (a) above, the Company's obligations in Sections 2.06, 2.07, 2.09, 2.12, 7.07, 7.08, 8.06, 8.07 and 8.08
shall survive until the Securities of the defeased series have been paid in full. Thereafter, the Company's obligations in Section 7.07, 8.06 and 8.07 shall survive.

         SECTION 8.04. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option with respect to Securities of a particular series only if:

                 (1) the Company irrevocably deposits in trust with the Trustee cash in U.S. dollars, U.S. Government Obligations or a combination thereof for the payment of principal of, interest on and premium, if any, on the Securities of such series to maturity or redemption, as the case may be;

                 (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium and interest when due on all the Securities of such series to maturity or redemption, as the case may be;

                 (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(e) or (f) with respect to the Company occurs which is continuing at the end of the period;

                 (4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by
         Article 10;

                 (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                 (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                 (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                 (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities of such series as contemplated by this Article 8 have been complied with.

                 Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities of such series at a future date in accordance with Article 3.

         SECTION 8.05. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal, premium and interest on the Securities and Coupons, if any, of the defeased series. In the event the Securities and Coupons, if any, of the defeased series are subordinated pursuant to Article 10, money and securities so held in trust are not subject to Article 10.

         SECTION 8.06. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                 Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon Order any money held by them for the payment of principal of, premium, if any, or interest on any Securities that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall cause to be published at least once in a newspaper of general circulation in The City of New York or mailed to each Holder entitled to such unclaimed funds, notice that such funds remain unclaimed and that, after a date specified therein, which shall be a date not less than 30 days from the date of such publication or mailing, any unclaimed balance of such money remaining as of such date shall be repaid to the Company. After repayment to the Company, Holders entitled to such funds shall look only to the Company for payment without interest thereon, as an unsecured general creditor, and the Trustee and the Paying Agent shall have no further liability with respect to such money.

         SECTION 8.07. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

         SECTION 8.08. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities of the defeased series shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of Securities of the defeased series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9

                           Supplemental Indentures

         SECTION 9.01.   Without Consent of Holders.

                 (a) The Company and the Trustee may enter into an Indenture or Indentures supplemental hereto or amend the Securities without notice to or consent of any Holder:

                          (i) to cure any ambiguity, omission, defect or inconsistency herein, in any supplemental Indenture or in any Security of any series;

                          (ii)    to provide for the assumption of the
         obligations of the Company under this Indenture upon the merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole and certain other events specified in Section 5.01;

                          (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                          (iv) to comply with any requirement of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

                          (v) to make any change, which change may affect only a particular series of Securities, that does not adversely affect the rights of any Holder of Securities of any series in any material respect;

                          (vi) to add guarantees by Subsidiary guarantors with respect to Securities of any series, or to secure the Securities pursuant to the procedures set forth in this Indenture;

                          (vii) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities and Coupons, if any, appertaining thereto or to surrender any right or power herein conferred upon the Company;

                          (viii) to provide that Bearer Securities may be registerable as to principal, to change or eliminate any restrictions on the payment of principal of, or premium, if any, on, Registered Securities or of principal of, or premium, if any, or interest on, Bearer Securities or to permit Registered Securities to be exchanged for Bearer Securities; provided, that any such action shall not adversely affect the interests of the Holders of Securities or any

         Coupons or any series in any material respect or permit or facilitate the issuance of Securities of any series in uncertificated form;

                          (ix) in the case of any Securities and Coupons, if any, appertaining thereto subordinated pursuant to Article 10, to make any change in Article 10 that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under Article 10;

                          (x) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities; provided, however, that any such addition, change or elimination not otherwise permitted under this Section 9.01 shall (i) neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security Outstanding;

                          (xi) to evidence and provide for the acceptance of appointment hereunder by a successor or separate Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; and

                          (xii) to establish the form or terms of Securities and Coupons, if any, of any series as permitted by Section 2.02.

                 (b) [Insert for Subordinated or Senior Subordinated Indebtedness -- An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness of the Company then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change in writing.]

                 (c) After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 9.02.   With Consent of Holders.

                 (a) The Company and the Trustee, with the written consent of the Holders of at least a majority of the principal amount of the Outstanding Securities of each series affected by such supplemental Indenture, may execute supplemental Indentures adding any provisions to or changing or eliminating any of the provisions of this Indenture or of any supplemental Indenture or modifying the rights of the Holders of the Securities of such series, except that no supplemental Indenture or wavier, without the consent of each Holder affected thereby, may:

                          (i) reduce the principal amount of Securities of any series whose Holders must consent to an amendment or waiver;

                          (ii) reduce the rate of or extend the time for payment of interest on any Securities or Coupon or reduce the amount of any payment to be made with respect to any Coupon;

                          (iii) change the Currency in which any amount due in respect of the Securities or Coupon is payable from that stated in the Security or Coupon;

                          (iv) reduce the principal of or any premium on or change the Stated Maturity of any Securities or alter the redemption or repurchase provisions with respect thereto;

                          (v)     reduce the relative ranking of any Securities;

                          (vi) release any security that may have been granted in respect of the Securities;

                          (vii) impair the right of any Holder to institute suit for enforcement of any payment on or with respect to such Holder's Securities;

                          (viii) change any obligation of the Company to pay additional interest pursuant to Section 4.02;

                          (ix) limit the obligation of the Company to maintain a paying agency outside the United States for payment on Bearer Securities as provided in Section 4.04 or limit the obligation of the Company to redeem a Bearer Security as provided in Section 3.02(b); or

                          (xi) make any change in Sections 6.04, 6.07 or 9.02.

                 (b) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplemental Indenture, but it shall be sufficient if such consent approves the substance thereof.

                 (c) A supplemental Indenture under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness of the Company then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change in writing.

                 (d) After a supplemental Indenture under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such supplemental Indenture. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of a supplemental Indenture under this Section.

                 (e) A supplemental Indenture which changes or eliminates any covenant or other provision of this Indenture which has been expressly included solely for the benefit of one or more particular series of Securities and Coupons, if any, or which modifies the rights of the Holders of Securities and Coupons of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities and Coupons, if any, of any other series.

         SECTION 9.03. Compliance with Trust Indenture Act. Every supplemental Indenture or amendment to the Securities shall comply with the Trust Indenture Act as then in effect.

         SECTION 9.04.   Revocation and Effect of Consents and Waivers.

                 (a) A consent to a supplemental Indenture or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the supplemental Indenture or waiver becomes effective. After a supplemental Indenture or waiver becomes effective, it shall bind every Holder. A supplemental Indentures or waiver becomes effective upon the execution of such supplemental Indenture or waiver by the Trustee.

                 (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding subsection, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

         SECTION 9.05. Notation on or Exchange of Securities. If a supplemental Indenture changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

         SECTION 9.06. Trustee To Sign Supplemental Indenture. The Trustee shall sign any supplemental Indenture authorized pursuant to this Article 9 if the supplemental Indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such supplemental Indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such supplemental Indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10

                       Subordination of the Securities

         SECTION 10.01. Applicability of Article; Agreement to Subordinate. The provisions of this Article 10 shall be applicable to the Securities of any series (Securities of such series referred to in this Article 10 as "Subordinated Debt Securities") designated pursuant to Section 2.02 as subordinated to Senior Indebtedness. Notwithstanding any other provision to the contrary in this Indenture, the Company covenants and agrees, and each Holder by accepting a Subordinated Debt Security covenants and agrees, that the principal of (and premium, if any) and interest on the Indebtedness now or hereafter evidenced by the Subordinated Debt Security and this Indenture are subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full in cash of all existing and future Senior Indebtedness, and that the subordination provisions set forth in this Article are for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

         Each Holder of a Subordinated Debt Securities authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate, in the sole discretion of the Trustee, to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness as provided in this Article and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes, including, in the event of any voluntary or involuntary liquidation or dissolution of the Company, whether total or partial, or in a bankruptcy, reorganization, insolvency, receivership, dissolution, assignment for the benefit of creditors, marshaling of assets or similar proceeding relating to the Company or its property, the timely filing of a claim for the unpaid balance of such Holder's Securities in the form required in said proceeding and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 20 days before the expiration of the time to file such claim or claims, then the Principal Agent is hereby authorized to have the right to file and is hereby authorized to file an appropriate claim for and on behalf of the Holders; provided, however, that any such claim filed by the Principal Agent shall be superseded by the claim, if any, subsequently filed by the Trustee.

         Each Holder of a Subordinated Debt Security by accepting a Security acknowledges and agrees that the subordination provision set forth in this Article are, and are intended to be, an inducement and consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied upon such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness, and such holder is made an obligee hereunder and may enforce directly such subordination provisions.

         SECTION 10.02. Liquidation; Dissolution; Bankruptcy. Upon any payment or distribution (whether in cash, property, debt, equity or other securities, a combination thereof or otherwise) to creditors or equity holders of the Company in a voluntary or involuntary liquidation or dissolution of the Company, whether total or partial, or in bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors, marshaling of assets or similar proceeding relating to the Company or its property:

                 (a) holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Indebtedness before Holders of Subordinated Debt Securities shall be entitled to receive any Security Payment (as defined in Section 10.03(a)); and

                 (b) until all Senior Indebtedness is paid in full in cash, any Security Payment (as defined in Section 10.03(a)) to which Holders of a Subordinated Debt Securities would be entitled but for this Article shall be made to holders of Senior Indebtedness, as their interests may appear.

         Upon any prepayment, payment or distribution referred to in this Article, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such proceedings are pending for the purpose of ascertaining the identity of Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article, and the Trustee and the Holders shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person (including any Representative of holders of Senior Indebtedness) making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the identity of Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person, as a holder of Senior Indebtedness, to participate in any payment or distribution pursuant to this Section, the Trustee may requires such Person (at the expense of the Holders) to furnish evidence to the reasonable satisfaction of the Trustee, acting in good faith, as to the amount of such Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Section, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive payment.

         For purposes of this Article, a distribution may consist of cash, securities or other property, by set-off or otherwise; provided that, for purposes of this Article only, the words "cash, securities or other property" shall not be deemed to include securities of the Company or any other corporation ("Reorganization Securities") provided for by a plan of reorganization or readjustment of the Company the payment of which is subordinated, at least to the extent provided in this Article with respect to the Subordinated Debt Securities, to the payment of all Senior Indebtedness that may at the time be outstanding.

         The consolidation or merger of the Company with or into any Person, or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's assets to any Person, upon the terms and conditions set forth in Article 5, shall not be deemed to be liquidation, dissolution or reorganization or similar proceeding relating to the Company for purposes of this Section if the Person formed by or surviving such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition is made, shall, as a part of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, comply with the conditions set forth in Article 5.

         SECTION 10.03.   Default on Senior Indebtedness.

                 (a) Upon any Senior Indebtedness becoming due and payable, whether at the stated maturity thereof or by acceleration or otherwise, such Senior Indebtedness shall first be irrevocably and indefeasibly paid in full in cash, or the immediate payment thereof duly provided for in cash, before the Company or any Person acting on behalf of the Company shall directly or indirectly pay, prepay, redeem, retire, repurchase or otherwise acquire for value, or make any deposit pursuant to
Article 8 in respect of, or make any other prepayment, payment or distribution (whether in cash, property, securities or a combination thereof or otherwise) on account of the principal of (or premium, if any) or interest on, any Subordinated Debt Securities (each, a "Security Payment").

                 (b) No Security Payment shall be made if, at the time of such Security Payment there exists a default in payment of all or any portion of any principal of (and premium, if any) and interest and fees, expenses, costs and other obligations on Senior Indebtedness, and such default shall not have been cured or waived in writing or the benefits of this sentence waived in writing by or on behalf of the holders of such Senior Indebtedness.

                 (c) In addition, during the continuance of any event of default (other than a default referred to in subsection (b) of this Section 10.03) with respect to any Specified Senior Indebtedness, as such event of default is defined therein or in the instrument under which such Specified Senior Indebtedness is outstanding, permitting the holders of such Specified Senior Indebtedness to accelerate the maturity thereof under the terms of such Specified Senior Indebtedness, and upon written notice of such event of default given by the Principal Agent to the Trustee, with a copy to the Company (the delivery of such shall not affect the validity of the notice to the Trustee), then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no Security Payment shall be made; provided, that if the holders of the Specified Senior Indebtedness to which the default relates have not declared such Specified Senior Indebtedness to be immediately due and payable within 179 days after the occurrence of such default (or have declared such Specified Senior Indebtedness to be immediately due and payable and within such period have rescinded such declaration of acceleration), then, subject to the provisions of Section 10.02 and 10.03(a), the Company shall resume making any and all unpaid scheduled Security Payments. Any period during which any Security Payment is prohibited pursuant to the immediately preceding sentence is referred to in this Article as a "payment blockage period." Notwithstanding any other provisions of this Article or any other provision of this Indenture, in no event shall a payment blockage period under this Article extend beyond 179 days from the date on which such payment blockage period commenced. Not more than one payment blockage period may be commenced within any consecutive 365-day period with respect to the Subordinated Debt Securities. For all purposes of this Article, no event of default that existed or was continuing on the date of the commencement of any payment blockage period with respect to the Specified Senior Indebtedness initiating such payment blockage period shall be, or be made, the basis for the commencement of a second payment blockage period by the holder or holders of such Specified Senior Indebtedness at any time after the 365-day period referred to in the previous sentence unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

                 (d) The Company covenants that it will, upon request of the Trustee, deliver an Officers' Certificate (with copies thereof to the Representative of each class of Senior Indebtedness) showing in reasonable detail the Senior Indebtedness outstanding as of the date of such Officers' Certificate and the Representative of each class of Senior Indebtedness. The Trustee may conclusively rely thereon except to the extent that it shall have received, from the Representative of any class of Senior Indebtedness, notice in writing controverting any of the statements made therein. Not less than 10 days prior to making any distribution in respect of Senior Indebtedness pursuant to this Section, the Trustee shall deliver to each Representative of any class of Senior Indebtedness copies of the most recent Officers' Certificate filed with it by the Company pursuant to this subsection (d).

         SECTION 10.04. Security Payments Permitted if No Default. Nothing contained in this Article or elsewhere in this Indenture, or in any of the Subordinated Debt Securities, shall prevent the Company or any Person acting on behalf of the Company, at any time except as otherwise provided in Section
10.02 from making any Security Payment.

         SECTION 10.05. When Security Payment Must Be Paid Over. In the event that any Security Payment is made to the Trustee or the Holders of Subordinated Debt Securities that, because of this Article, should not have been so made or may not be paid over to the Holders, such Security Payment shall be held by the Trustee or the Holders who receive such Security Payment, as the case may be, for the benefit of, and shall forthwith be paid over or delivered to, the holders of the Senior Indebtedness remaining unpaid or their Representatives, as their interests may appear, to the extent necessary to irrevocably and indefeasibly pay such Senior Indebtedness in full in cash in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

         SECTION 10.06. Notices by the Company. The Company shall promptly notify the Trustee, each Paying Agent and the Principal Agent of any facts known to the Company that would cause a Security Payment to violate this Article, but failure to give such notice shall not affect the subordination provided in this Article of the Subordinated Debt Securities to Senior Indebtedness. Without limiting the foregoing, if payment of the Subordinated Debt Securities is accelerated because of an Event of Default, the Company shall promptly notify the Principal Agent of the acceleration.

         SECTION 10.07. Subrogation. After all Senior Indebtedness is irrevocably and indefeasibly paid in full in cash and until the Subordinated Debt Securities are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article to holders of Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and the Holders, payment by the Company on Senior Indebtedness.

         SECTION 10.08. Relative Rights. This Article defines the relative rights of Holders of Subordinated Debt Securities and holders of Senior Indebtedness. Nothing in this Indenture shall:

                 (a) impair, as between the Company and the Holders of Subordinated Debt Securities, the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on the Subordinated Debt Securities in accordance with their terms;

                 (b) affect the relative rights of Holders of Subordinated Debt Securities and creditors of the Company other than holders of Senior Indebtedness; or


                 (c) prevent the Trustee or any Holder of Subordinated Debt Securities from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive prepayment, payments and distributions otherwise payable to Holders of Subordinated Debt Securities.

         If the Company fails because of this Article to pay the principal of (or premium, if any) or interest on a Subordinated Debt Security on the due date or upon the acceleration thereof, the failure is still a Default or Event of Default.

         SECTION 10.09.   Subordination May Not Be Impaired by the Company.

         No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Subordinated Debt Securities shall be impaired by (a) any act or failure to act by the Company or by its failure to comply with this Indenture, (b) any release of any collateral or any Guarantor of the Company's obligations under the Senior Indebtedness, (c) any amendment, supplement, extension, renewal, restatement or other modification of the Senior Indebtedness, (d) any settlement or compromise of any Senior Indebtedness, (e) the unenforceability of any of the Senior Indebtedness or (f) the failure of any holder of Senior Indebtedness to pursue claims against the Company.

         SECTION 10.10. Distribution of Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

         SECTION 10.11. Rights of Trustee and Paying Agent. The Trustee or any Payment Agent may continue to make payments in respect of the Subordinated Debt Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payment unless, not less than three Business Days prior to the date of any such payment, a Responsible Officer of the Trustee receives written notice reasonably satisfactory to it that payments in respect of the Subordinated Debt Securities may not be made under this Article. Only the

Company, a Representative (satisfactorily identified to the Trustee) or a holder of a class of Senior Indebtedness that has no Representative (satisfactorily identified to the Trustee) may give the notice. Prior to the receipt of such notice, the Trustee and any Paying Agent shall be entitled in all respects to assume that no such facts exist. In any case, the Trustee shall have no responsibility to the holders of Senior Indebtedness for payments made to Holders by the Company or any Paying Agent unless cash payments are made at the direction of the Trustee after receipt of such notice referred to above.

         Neither the Trustee nor any Payment Agent shall be deemed to owe any fiduciary duty to the holders of Senior Indebtedness.

         The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have it were not Trustee.

         This Section is solely for the benefit of the Trustee and any Payment Agents and shall not limit the obligations of the Holders under Section 10.05.

         SECTION 10.12. Consent of Holders of Specified Senior Indebtedness. The provisions of this Article (including the definitions contained in this Article and references to this Article contained in this Indenture) shall not be amended, waived or modified in a manner that would adversely affect the rights of the holders of any Specified Senior Indebtedness, and no such amendment, waiver or modification shall become effective, unless the holders of such Specified Senior Indebtedness shall have consented in writing (in accordance with the provisions of the agreement governing such Specified Senior Indebtedness) to such amendment, waiver or modification.

         SECTION 10.13. Contractual Subordination. This Article 10 represents a bona fide agreement of contractual subordination pursuant to Section 510(b) of the United States Bankruptcy Code.

                                   ARTICLE 11

                           Conversion of Securities

         SECTION 11.01. Applicability; Conversion Privilege and Conversion Price. If pursuant to a Board Resolution with respect to Registered Securities of any series denominated and payable in Dollars, Securities of such series may be convertible into Common Stock of the Company, such conversion shall be in accordance with the terms of such Board Resolution and (except as otherwise specified as contemplated by Section 2.02 for Securities of any series) in accordance with this Article. Conversion provisions, if any, for Securities denominated in a Foreign Currency or for

Bearer Securities or for conversion into a security other than Company Common Stock shall be specified pursuant to Section 2.02.

         Subject to and upon compliance with the provisions of this Article at the option of the Holder thereof, any Security or any portion of the principal amount thereof which is U.S. $1,000 or an integral multiple of U.S. $1,000 (unless otherwise specified in a Board Resolution or supplemental indenture with respect to the Securities of the relevant series), may be converted at the principal amount thereof, or of such portion thereof, into fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/100 of a share) of the Company, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on the date specified for Securities of such series. In case a Security or portion thereof is called for redemption, such conversion right in respect of the Security or portion so called shall expire at the close of business on the redemption date, unless the Company defaults in making the payment due upon redemption.

         The price at which Common Stock shall be delivered upon conversion (the "Conversion Price") shall initially be the price per share of Common Stock at which the Securities of the relevant series are convertible as set forth in any Board Resolution with respect to such series (or any supplemental indenture with respect thereto). The Conversion Price shall be adjusted in certain instances as provided in Section 11.04.

         SECTION 11.02. Exercise of Conversion Privilege. In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose pursuant to
Section 4.04, accompanied by written notice to the Company (which shall be substantially in the form set forth in the form of Security) at such office or agency or, if applicable, by notice in accordance with specified procedures that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest
Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Securities or portions thereof which have been called for redemption on a redemption date within such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment
Date on the principal amount of Securities being surrendered for conversion; provided, however, that a Security surrendered for conversion on an Interest Payment Date need not be accompanied by a payment, and interest on the principal amount of the Securities being converted will be paid on such Interest Payment Date, to the Holder of such Security on the immediately preceding Record Date. Except as provided in the Securities, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

         Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to received the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the date of conversion, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 11.03.

         All Securities converted in accordance with the provisions of this
Article 11 are, and shall be deemed to have been, transferred to or for the account of the Company.

         In the case of any Security which is converted in part only, upon such conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Security.

         SECTION 11.03. Fractions of Shares. No fractional shares of Common Stock or other such securities shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the closing price per share of Common Stock at the close of business on the day prior to the day of conversion on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal (as determined by the Company's Board of Directors) U.S. securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any U.S. securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if the Common Stock is not listed or admitted to trading on any U.S. securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

         SECTION 11.04. Adjustment of Conversion Price. The Conversion Price with respect to any Security which is convertible into Common Stock shall be subject to adjustment from time to time as follows:

                 (a) If the Company shall pay or make a dividend or other distribution on any class of equity capital of the Company which is payable in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and (ii) the denominator shall be the sum of such number of shares referred to in the preceding clause and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination.

                 (b) If the Company shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the current market price per share of Common Stock (determined as provided in paragraph 11.04(d)) on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and (ii) the denominator shall be the number of shares of Common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination.

                 (c) If outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which the subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be consolidated into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or consolidation becomes effective.

                 (d)      For the purpose of any computation under Section
11.03 and 11.04(b), the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the five consecutive trading days selected by the Company commencing not more than 20 trading days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance requiring such computation. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal (as determined by the Company's Board of Directors) U.S. securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any U.S. securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if the Common Stock is not listed or admitted to trading on any U.S. securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. For purposes of this paragraph, the term "'ex' date," when used with respect to any issuance means the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

                 (e) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 11.04(a) through 11.04(c), as it considers to be advisable in order that any event treated for the United States federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients. The Company shall have the power to resolve any ambiguity or correct any error in this paragraph 11.04(e) and its actions in so doing shall be final and conclusive.

                 (f) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such price; provided, however, that any adjustments which by reason of this paragraph 11.04(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                 (g) For purposes of this Section, each Holder of Securities shall be deemed to have failed to exercise any right to elect the kind or amount of securities receivable upon the payment of any such dividend, subdivision, consolidation or reclassification (provided that if the kind or amount of securities receivable upon such dividend, subdivision, consolidation or reclassification for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

         SECTION 11.05. Notice of Adjustment of Conversion Price. Whenever the Conversion Price is adjusted as herein provided:

                 (a) the Company shall compute the adjusted Conversion Price in accordance with Section 11.04 and shall prepare a certificate signed by an Officer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee and at each office or agency maintained for the purpose of conversion of Securities pursuant to
Section 4.04; and

                 (b) a notice stating the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company to all Holders at their last addresses as they shall appear in the Security Register.

         SECTION 11.06.   Notice of Certain Corporation Action. In case:

                 (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its retained earnings; or

                 (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of equity capital of any class or of any other rights; or

                 (c) the Company or any Subsidiary shall commence a tender offer or other offer to purchase any of its Common Stock; or

                 (d) of any reclassification of the Common Stock of the Company (other than a subdivision or consolidation of its outstanding Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                 (e) of the voluntary or involuntary dissolution, liquidation or winding up of the Company,

then the Company shall cause to be filed at the Corporate Trust Office of the Trustee and at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 4.04, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, (ii) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or (iii) the date on which such tender offer or other offer to purchase commenced, the date on which such tender offer or other offer to purchase is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (a) through (e) of this Section 11.06.

         SECTION 11.07. Company to Reserve Common Shares. The Company shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the number of its duly authorized shares of Common Stock then issuable upon the conversion of all Outstanding Securities.

         SECTION 11.08. Taxes on Conversion. The Company will pay any and all taxes that may be payable in respect of the issue or delivery of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

         SECTION 11.09. Covenant as to Common Stock. The Company covenants that all Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and non-assessable and, except as provided in Section 11.08, the Company will pay all taxes, liens and charges with respect to the issue thereof.

         SECTION 11.10. Company to Receive Converted Securities. All Securities surrendered for conversion pursuant to Section 11.02 shall be delivered to the Company.

         SECTION 11.11. Provisions in Case of Consolidation, Merger or Sale of Assets. In case of any consolidation of the Company with, or merger of the Company into, any other corporation, any merger of another corporation into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding Common Stock of the Company) or any sale or transfer of all or substantially all of the assets of the Company (treating the Company and its Subsidiaries as a single consolidated entity and treating any sale by a Subsidiary as a sale by the Company for such purpose), the corporation formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 11.01, to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock of the Company (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent Person"), or an Affiliate of a constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by others than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then, for the purpose of this Section, the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The Trustee shall not be under any responsibility to determine the correctness of any provision contained in such supplemental indenture relating to either the kind or amount of shares, other securities, cash or property receivable by Holders upon the conversion of their Securities after any such consolidation, merger, sale or transfer. The above provisions of this Section shall similarly apply to successive consolidations, mergers, sales or transfers.

         SECTION 11.12. Responsibility of Trustee and Conversion Agent. Neither the Trustee nor any agent appointed to effect conversions shall at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any such conversion agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock or of any securities or property which may at any time be issued or delivered upon the conversion of any Security; and neither the Trustee nor any such conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any Common Stock or stock certificates or other securities or property or to make any cash payment upon the delivery of any Security for the purpose of conversion or to comply with any of the covenants contained in this Article.

                                   ARTICLE 12

                                Miscellaneous

         SECTION 12.01. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee, to the extent required by the TIA or this Indenture, (i) an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant, compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                          (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                          (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                          (iv) a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with.

         SECTION 12.02. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate of opinion or representations with respect to such matters is erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         SECTION 12.03.   Acts of Holders.

                 (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage of Holders of Securities of a particular series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders of Securities of a particular series in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee and, where it is hereby expressly required, by the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 7.01 and 7.02) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                 (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient, including the execution of such instrument or writing without more.

                 (c) The ownership, principal amount and serial numbers of Registered Securities of any series held by any Person, and the date of holding the same, shall be proved by the Security Register. The Company, the Trustee and any Paying Agent may deem and treat the Holder of any Bearer Security or Coupon as the absolute owner of such Bearer Security or Coupon (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and premium, if any, and (subject to Section 2.02) interest on such Bearer Security or Coupon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent shall be affected by any notice to the contrary; and all such payments so made to any such Holder for the time being, or upon his order, shall be valid and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Bearer Security or Coupon.

                 (d) If the Company shall solicit from the Holders of Securities of any series any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders of Registered Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record of Registered Securities at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities of any series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities of any series shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

                 (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of a Security of any series shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                 (f) Without limiting the foregoing, a Holder entitled hereunder to give or take any action with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

         SECTION 12.04. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

         SECTION 12.05. Notices. Any notice or communication shall be in writing and delivered in person, or sent by registered or certified mail, by air courier guaranteeing overnight delivery or by fax (promptly confirmed by telephone) and addressed as follows:

         if to the Company:

                 HS Resources, Inc.
                 One Maritime Plaza
                 Fifteenth Floor
                 San Francisco, CA 94111
                 Attn: Chief Financial Officer
                 Phone: (415) 433-5795
                 Fax: (415) 433-5811

         with a copy to:

                 HS Resources, Inc.
                 1999 Broadway, Suite 3600
                 Denver, CO 80202
                 Attn: General Counsel
                 Phone: (303) 296-3600
                 Fax: (303) 296-3601

         if to the Trustee:

                 ---------------------------

                 ---------------------------

                 ---------------------------
                 Attention:
                           -----------------
                 Phone:
                       ---------------------
                 Fax:
                     -----------------------

                 The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                 Any notice or communication sent to a Registered Holder shall be sent to the Registered Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.

         Any notice required or permitted to a Bearer Holder by the Company or the Trustee pursuant to this Indenture shall be deemed to be properly given if published on two separate business days in an Authorized Newspaper or Newspapers in such Place or Places of Payment specified pursuant to Section 2.02, the first such publication to be not earlier than the earliest date and not later than two business days prior to the latest date prescribed for the giving of such notice. Notwithstanding the foregoing, any notice to Holders of floating rate Securities regarding the determination of a periodic rate of interest, if such notice is required pursuant to Section 2.02, shall be sufficiently given if given in the manner specified pursuant to Section 2.02.

         In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

         In the event of suspension of publication of any Authorized Newspaper or by reason of any other cause it shall be impracticable to give notice by publication, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

                 Failure to send a notice or communication to a Holder or any defect in it shall not effect its sufficiency with respect to other Holders. If a notice or communication is given in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 12.06. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         SECTION 12.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

         SECTION 12.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

         SECTION 12.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         SECTION 12.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

         SECTION 12.11. Submission to Jurisdiction; Appointment of Agent for Service of Process; Waiver of Immunities.

                 (a) The Company hereby irrevocably, to the fullest extent it may do so under applicable law, submits to the jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York and to the courts of its own corporate domicile with respect to all actions brought against it as a defendant in respect of any suit, action or proceeding or arbitral award arising out or relating to this Indenture, the Securities or any transaction contemplated hereby or thereby (a "Proceeding"), and irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts, to the fullest extent it may do so under applicable law. The Company irrevocably waives, to the fullest extent it may do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such Proceeding brought in any such court and any claim that any such Proceeding brought in any such court has been brought in an inconvenient forum. The Company acknowledges that it has, by separate written instrument, irrevocably appointed _______ (the "Process Agent"), with an office at _______________________________________, as its authorized agent to receive on behalf of the Company and its property service of copies of the summons and compliant and any other process which may be served in any proceeding, and that the Process Agent has accepted such appointment. If for any reason such Process Agent shall cease to be such agent for service of process, the Company shall forthwith appoint a new agent of recognized standing for service of process in the State of New York, United States and deliver to the Trustee a copy of the new agent's acceptance of that appointment within 30 days. Nothing herein shall affect the right of the Trustee, any Paying Agent or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other court of competent jurisdiction.

                 (b) Service may be made by delivering by hand a copy of such process to the Company, in care of the Process Agent at the address specified above. The Company hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure of the Process Agent to give notice to the Company or failure of the Company to receive notice of such service of process shall not affect in any way the validity of such service on the Process Agent or the Company. As an alternative method of service, the Company also irrevocably consents to the service of any and all process in any such proceeding by the delivery by hand of copies of such process to the Company, at the applicable address specified in Section 12.05 hereof or at the address most recently furnished in writing by the Company to the Trustee. The Company covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent specified above in full force and effect during the term of the Securities, and to cause the Process Agent to continue to act as such.

                 (c) The Company irrevocably agrees that, in any Proceedings anywhere (whether for an injunction, specific performance or otherwise), no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from such Proceedings, from attachment (whether in aid of execution, before judgment or otherwise) of its assets or from execution of judgment shall be claimed by it or on its behalf or with respect to its assets, except to the extent required by applicable law, any such immunity being irrevocably waived, to the fullest extent permitted by applicable law. The Company irrevocably agrees that, where permitted by applicable law, it and its assets are, and shall be, subject to such Proceedings, attachment or execution in respect of its obligations under this Indenture or the Securities.

         SECTION 12.12. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 12.13. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. This Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 12.14. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                 IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first above written.


                                        THE COMPANY:

                                        HS RESOURCES, INC.


                                        By:
                                           --------------------------------
                                        Name:
                                        Title:


                                        TRUSTEE:



                                        -----------------------------------


                                        By:
                                           --------------------------------
                                        Name:
                                        Title:





                                      S-1